UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
CHURCHILL DOWNS INCORPORATED
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DEAR FELLOW SHAREHOLDERS,

Over the past year, Churchill Downs Incorporated’s portfolio of businesses delivered record net revenue of nearly $2.5 billion, $417 million of net income, and over $1.0 billion of Adjusted EBITDA. The Company accomplished several key strategic and operational objectives, firmly positioning us for growth in 2024 and beyond.

Highlights for 2023

•	Held a very successful Kentucky Derby setting records in virtually every material metric.

•	Expanded our historical racing machine (HRM) business in Kentucky with the addition of a hotel and larger gaming floor at Derby City Gaming and the opening of Derby City Gaming Downtown.

•	Expanded our HRM business in Virginia with the opening of Rosie’s Gaming Emporia in Southern Virginia.

•	Completed the strategic acquisition of Exacta Systems driving operational and economic efficiencies by integrating the central determinate system technology into our HRM operations.

•	Closed the sale of the Arlington Heights property in Illinois to the Chicago Bears.

Growth Objectives for 2024 and Beyond

•	Complete the new world-class Paddock Project at Churchill Downs Racetrack to drive the 150th Kentucky Derby to new heights.
•	Celebrate the grand opening of the Terre Haute Casino gaming floor in early April 2024 and open the Resort in the middle of May.

•	Open The Rose Gaming Resort in Northern Virginia in the late third quarter of 2024.

•	Open Owensboro Racing & Gaming in Western Kentucky in first quarter of 2025.

We have demonstrated over the last several years our ability to build a pipeline of meaningful growth opportunities while effectively integrating transformative acquisitions. We believe we are poised to pursue many growth opportunities in the coming years—developing greenfield and organic opportunities, executing acquisitions within our strategic areas of focus and, of course, continuing to grow the Kentucky Derby.

Our ability to deliver these results is a testament to the dedication and hard work of our experienced group of leaders and talented team members.

CDI’s discipline and commitment to growth while maintaining one of the strongest balance sheets in the industry is how our Company will continue to create and deliver long-term shareholder value to you. Thank you for the investment you place in our Company. We appreciate your support and confidence.

R. ALEX RANKIN CHAIRMAN OF THE BOARD	WILLIAM C. CARSTANJEN CHIEF EXECUTIVE OFFICER

CHURCHILL DOWNS INCORPORATED | 2024 Proxy Statement & 2023 Annual Report

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date: Tuesday, April 23, 2024 Time: 9:00 a.m. Eastern Time Place: Via a live audio-only webcast at www.proxydocs.com/CHDN. There is no physical location for the 2024 Annual Meeting.

Agenda:

I.   To elect the three (3) Class I Directors identified in this Proxy Statement for a term of three (3) years (Proposal No. 1);

II.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024 (Proposal No. 2);

III.   To conduct an advisory vote to approve executive compensation (Proposal No. 3); and

IV.   To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

Record Date:

The close of business on March 1, 2024, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

Voting:

To attend and vote during the Annual Meeting, visit www.proxydocs.com/CHDN. All shareholders, including those who expect to attend the Annual Meeting virtually, are urged to vote prior to the Annual Meeting by telephone or Internet or by requesting and promptly signing and returning a proxy card, as more fully described in the Notice of Internet Availability of Proxy Materials.	Vote by Telephone
Vote by Internet
Vote by Mail

March 14, 2024

    By Order of the Board of Directors.

    BRADLEY K. BLACKWELL

    Executive Vice President and

    General Counsel,

    Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024

The Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2023 are available at

http://www.churchilldownsincorporated.com/proxy

The letter to shareholders and the accompanying proxy statement contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Proxy Statement

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024

The Board of Directors (the “Board of Directors” or “Board”) of Churchill Downs Incorporated (“Company” “or “CHDN”) is soliciting proxies to be voted at the 2024 Annual Meeting of Shareholders to be held on Tuesday, April 23, 2024, at 9:00 a.m. Eastern Time (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/CHDN. Certain officers and directors of the Company and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Notice of Internet Availability of Proxy Materials (the “Notice”) was first mailed on or about March 14, 2024.

Voting Rights

Only holders of record of the Company’s Common Stock, no par value (“Common Stock”), on March 1, 2024 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On that date, 73,689,247 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Abstentions or “withhold” votes, as applicable, and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions or “withhold” votes and broker non-votes are counted for purposes of determining whether a quorum exists. For more information regarding broker non-votes, see “What is a broker non-vote?” below.

To ensure the presence of a quorum, please vote over the Internet, by telephone or by mail as instructed in these materials as promptly as possible. If a shareholder executes and returns a proxy card, but does not specify otherwise, the shares represented by the shareholder’s proxy will be voted: (i) for the election of each of the three director nominees listed below under “Election of Directors”; (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024; (iii) for the advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”); and (iv) in the discretion of the person or persons voting the proxies, on such other business as may properly come before the Annual Meeting or any adjournments thereof.

2024 Proxy Statement	1

Proxy Statement

VOTING INSTRUCTIONS AND INFORMATION

When and where is our Annual Meeting?

We will hold our Annual Meeting on Tuesday, April 23, 2024 at 9:00 a.m. Eastern Time online at www.proxydocs.com/CHDN.

How are we distributing our proxy materials?

In accordance with the “notice and access” rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record (the “full set delivery” option), we are furnishing proxy materials to our shareholders over the Internet (the “notice only” option). A company may use either option, “notice only” or “full set delivery,” for all of its shareholders or may use one method for some shareholders and the other method for others. We believe the “notice only” process expedites shareholders’ receipt of proxy materials and reduces the costs and environmental impact of our Annual Meeting. The Company will bear the entire cost of the solicitation.

On March 14, 2024, we began mailing a Notice to our shareholders containing instructions on how to access this Proxy Statement and our 2023 Annual Report on Form 10-K and vote online, as well as instructions on how to receive paper copies of these documents for shareholders who so select. This Proxy Statement and the 2023 Annual Report on Form 10-K are also available at http://www.churchilldownsincorporated.com/proxy.

Who can vote and ask questions at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of CHDN Common Stock if you were a shareholder of record or if you held CHDN Common Stock in “street name” at the close of business on the Record Date (Friday, March 1, 2024). On that date, 73,689,247 shares of CHDN Common Stock were outstanding. Each share of CHDN Common Stock held by you on the Record Date is entitled to one vote.

To vote during the Annual Meeting, you must be properly logged into the meeting website, as explained below under “What do I need to attend, and vote at, the Annual Meeting?” We will respond to questions submitted that are applicable to our business and otherwise in compliance with the rules of conduct for the meeting.

How many votes must be present to hold the Annual Meeting?

We must have a “quorum” to conduct the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, represented in person by virtual attendance or by proxy, shall constitute a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment of the Annual Meeting, unless a new record date must be set for the adjourned meeting.

What do I need to attend, and vote at, the Annual Meeting?

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CHDN prior to the deadline of April 21, 2024 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions prior to the Annual Meeting. Only CHDN shareholders of record as of the close of business on the Record Date will be permitted to attend the Annual Meeting. If you hold shares in “street name,” you will also need a valid “legal proxy” in order to vote at the Annual Meeting, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. This legal proxy must be submitted with your registration to be able to vote your shares at the Annual Meeting.

If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

What proposals will be voted on at the Annual Meeting?

The following proposals from the Company will be considered and voted on at the Annual Meeting:

1.	To elect the three (3) Class I Directors identified in this Proxy Statement for a term of three (3) years (Proposal No. 1);

2	2024 Proxy Statement

Proxy Statement

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024 (Proposal No. 2); and

3.	To conduct an advisory vote to approve the executive compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 3).

You may also vote on any other business as may properly come before the Annual Meeting or any adjournment thereof, including matters incident to the Annual Meeting’s conduct.

How does the Board of Directors recommend I vote?

CHDN’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the three (3) Class I director nominees identified in this Proxy Statement under “Election of Directors” to the Board of Directors.

2.	“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

3.	“FOR” the proposal to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

How do I vote?

You may cast your vote in one of four ways:

●

By Submitting a Proxy by Internet. Go to the following website: www.proxypush.com/CHDN. You may submit a proxy by Internet 24 hours a day. To be valid, your proxy by Internet must be received by the time of the Annual Meeting. When you access the website, follow the instructions to create an electronic voting instruction form.

●

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-866-284-6863 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy must be received by the time of the Annual Meeting.

●

By Submitting a Proxy by Mail. If you have requested and received a proxy card by mail, mark your proxy card, sign and date it, and return it in the prepaid envelope that was provided or return it to: Proxy Tabulator for Churchill Downs Incorporated, P.O. Box 8016, Cary, North Carolina 27512-9903. To be valid, your proxy must be received by April 22, 2024.

●

During the Annual Meeting. To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/CHDN. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions prior to the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. Shareholders will be able to attend the Annual Meeting platform with the webcast beginning at 8:45 a.m. (Eastern Time) on April 23, 2024 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/CHDN.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by use of any of the following means:

For a Proxy Submitted by Internet or Telephone

●	Submitting in a timely manner a new proxy through the Internet or by telephone that is received prior to the time of the Annual Meeting;

●	Requesting, executing and mailing a later-dated proxy card that is received by April 22, 2024; or

●	Voting during the virtual Annual Meeting.

2024 Proxy Statement	3

Proxy Statement

For a Proxy Submitted by Mail

●	Executing and mailing another proxy card bearing a later date that is received by April 22, 2024;

●	Giving written notice of revocation to CHDN’s Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222 that is received by CHDN by April 22, 2024; or

●	Voting during the virtual Annual Meeting.

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024. The remaining proposals to be presented at the Annual Meeting are considered non-routine.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises its discretionary voting authority on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting. Broker non-votes will have no impact on the voting results of the election of directors or the other proposals to be presented at the Annual Meeting.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted:

1.	“FOR” each of the three (3) Class I director nominees identified in this Proxy Statement under “Election of Directors” to the Board of Directors.

2.	“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

3.	“FOR” the proposal to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

If you hold your shares in street name via a broker, bank or other nominee and return a signed but blank voting instruction card (and do not otherwise provide the broker, bank or other nominee with voting instructions), your shares:

●	will be counted as present for purposes of establishing a quorum;

●

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and

●

will not be counted in connection with the election of directors, the proposal to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as disclosed in this Proxy Statement, or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.”

Our Board knows of no matter to be presented at the Annual Meeting other than the proposals described above. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

4	2024 Proxy Statement

Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date (except as otherwise indicated below) regarding the beneficial ownership of the Common Stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director and director nominee of the Company, each named executive officer (as defined in “Executive Compensation—2023 Summary Compensation Table” herein), and the Company’s directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 73,689,247 shares of Common Stock outstanding as of the Record Date. We are not aware of any pledge of our Common Stock or any other arrangements the operation of which may at a subsequent date result in a change in control of our Company.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class

Capital Research Global Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	6,814,665	(1)	9.25

The Vanguard Group, Inc. and affiliates 100 Vanguard Blvd. Malvern, PA 19355	6,723,558	(2)	9.12

BlackRock, Inc. and affiliates 55 East 52nd Street New York, NY 10055	6,136,637	(3)	8.33

FMR LLC and affiliates 245 Summer Street. Boston, MA 02210	5,413,696	(4)	7.35

Ulysses L. Bridgeman, Jr.	49,985	(5)	*

Andréa Carter	2,089	(6)	*

Robert L. Fealy	118,687	(7)	0.16

Douglas C. Grissom	24,252	(8)	*

Daniel P. Harrington	1,145,710	(9)	1.55

Karole F. Lloyd	34,367	(10)	*

R. Alex Rankin	93,275	(11)	0.13

Paul C. Varga	23,847	(12)	*

William C. Carstanjen	1,492,269	(13)	2.03

William E. Mudd	625,493	(14)	0.85

Marcia A. Dall	138,300	(15)	0.19

Bradley K. Blackwell	22,167	(16)	*

Maureen Adams	11,205	(17)	*

13 Directors and Executive Officers as a Group	3,781,646	(18)	5.13

*	Less than 0.1%.

(1)

Based on a Schedule 13G filed with the SEC on February 9, 2024, reporting the beneficial ownership of Capital Research Global Investors and its subsidiaries and affiliates specified therein (“CRGI”), as of December 29, 2023. As reported in such filing, CRGI has sole voting power over 6,799,104 shares, sole dispositive power over 6,814,665 shares and no shared voting or dispositive power over any shares.

(2)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting the beneficial ownership of The Vanguard Group and its subsidiaries specified therein (“Vanguard”) as of December 29, 2023. As reported in such filing, Vanguard has sole voting power over no shares, sole dispositive power over 6,629,885 shares, shared voting power over 29,927 shares and shared dispositive power over 93,673 shares.

2024 Proxy Statement	5

Proxy Statement

(3)

Based on a Schedule 13G/A filed with the SEC on January 25, 2024, reporting the beneficial ownership of BlackRock, Inc. and its subsidiaries specified therein (“BlackRock”) as of December 31, 2023. As reported in such filing, BlackRock has sole voting power over 5,925,556 shares, sole dispositive power over 6,136,637 shares and no shared voting or dispositive power over any shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 9, 2024, reporting the beneficial ownership of FMR LLC and its subsidiaries specified therein (“FMR”) as of December 29, 2023. As reported in such filing, FMR has sole voting power over 5,409,572 shares, sole dispositive power over 5,413,696 shares, and no shared voting or dispositive power over any shares.

(5)

Includes 13,235 deferred stock units, which Mr. Bridgeman has elected to defer pursuant to the Company’s deferred compensation plan. Also includes 1,225 restricted stock awards that will vest within 60 days of March 1, 2024 and 35,525 restricted stock unit awards, over which Mr. Bridgeman has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.

(6)

Includes 864 deferred stock units, which Ms. Carter has elected to defer pursuant to the Company’s deferred compensation plan. Also includes 1,225 restricted stock units awarded by the Company for her board service, over which Ms. Carter has neither voting nor dispositive power until immediately following her resignation or retirement from the Board.

(7)

Includes 70,861 deferred stock units, which Mr. Fealy has elected to defer pursuant to the Company’s deferred compensation plan. Also includes 1,225 restricted stock awards that will vest within 60 days of March 1, 2024 and 46,601 restricted stock unit awards, over which Mr. Fealy has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.

(8)

Includes 9,885 deferred stock units, which Mr. Grissom has elected to defer pursuant to the Company’s deferred compensation plan. Also includes 14,367 restricted stock units awarded by the Company for his board service, over which Mr. Grissom has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.

(9)

Mr. Harrington shares voting and investment power with respect to 1,145,352 shares held by TVI Corp. He specifically disclaims beneficial ownership of these shares. Amount in chart includes 71,570 deferred stock units, which Mr. Harrington has elected to defer pursuant to the Company’s deferred compensation plan. Also includes 47,826 restricted stock units awarded by the Company for his board service, over which Mr. Harrington has neither voting nor dispositive power until immediately following his resignation or retirement from the Board. Amount in chart does not include 195,204 shares held by the Veale Foundation. Mr. Harrington is a member of the Board of Trustees of the Veale Foundation, but Mr. Harrington disclaims beneficial ownership of those shares.

(10)

Includes 1,225 restricted stock awards that will vest within 60 days of March 1, 2024 and 13,142 restricted stock unit awards, over which Ms. Lloyd has neither voting nor dispositive power until immediately following her resignation or retirement from the Board.

(11)

Includes 47,826 restricted stock units awarded by the Company for his board service, over which Mr. Rankin has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.

(12)

Includes 7,847 restricted stock units awarded by the Company for his board service, over which Mr. Varga has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.

(13)

Excludes 70,382 restricted stock units deferred under the Company’s Deferral Plan. Excludes 359,479 restricted stock units and 2018 performance stock units, tied to Mr. Carstanjen’s continued service to the Company, awarded under the Company’s 2016 Omnibus Stock Incentive Plan over which Mr. Carstanjen has neither voting nor dispositive power until October 30, 2024, at which time 151,942 units shall vest without restriction; December 31, 2024, at which time 28,091 units shall vest without restriction; October 30, 2025, at which time 151,942 units shall vest without restriction; December 31, 2025, at which time 18,289 units shall vest without restriction; and December 31, 2026, at which 9,215 units shall vest without restriction. Excludes 56,628 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2024, at which time the performance period ends with regard to 29,406 performance stock units; and December 31, 2025, at which time the performance period ends with regard to 27,222 performance stock units. Further excludes all performance stock units to be awarded to Mr. Carstanjen under the Company’s executive long-term incentive compensation plan for the performance period of January 1, 2024 through December 31, 2026.

(14)

Excludes 214,594 restricted stock units and 2018 performance stock units, tied to Mr. Mudd’s continued service to the Company, awarded under the Company’s 2016 Omnibus Stock Incentive Plan over which Mr. Mudd has neither voting nor dispositive power until October 30, 2024, at which time 94,966 units shall vest without restriction; December 31, 2024, at which time 12,526 units shall vest without restriction; October 30, 2025, at which time 94,966 units shall vest without restriction; December 31, 2025, at which time 8,070 units shall vest without restriction; and December 31, 2026, at which 4,066 units shall vest without restriction. Excludes 25,378 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Mr. Mudd has neither voting nor dispositive power until December 31, 2024, at which time the performance period ends with regard to 13,368 performance stock units; and December 31, 2025, at which time the performance period ends with regard to 12,010 performance stock units. Further excludes all performance stock units to be awarded to Mr. Mudd under the Company’s executive long-term incentive compensation plan for the performance period of January 1, 2024 through December 31, 2026.

(15)

Excludes 7,838 restricted stock units deferred under the Company’s Deferral Plan. Excludes 18,086 restricted stock units, tied to Ms. Dall’s continued service to the Company, awarded under the Company’s 2016 Omnibus Stock Incentive Plan over which Ms. Dall has neither voting nor dispositive power until December 31, 2024, at which time 9,186 units shall vest without restriction;

6	2024 Proxy Statement

Proxy Statement

December 31, 2025, at which time 5,918 units shall vest without restriction; and December 31, 2026, at which time 2,982 units shall vest without restriction. Excludes 18,610 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Ms. Dall has neither voting nor dispositive power until December 31, 2024, at which time the performance period ends with regard to 9,802 performance stock units; and December 31, 2025, at which time the performance period ends with regard to 8,808 performance stock units. Further excludes all performance stock units to be awarded to Ms. Dall under the Company’s executive long-term incentive compensation plan for the performance period of January 1, 2024 through December 31, 2026.

(16)

Excludes 9,043 restricted stock units, tied to Mr. Blackwell’s continued service to the Company, awarded under the Company’s 2016 Omnibus Stock Incentive Plan over which Mr. Blackwell has neither voting nor dispositive power until December 31, 2024, at which time 2,959 units shall vest without restriction; February 10, 2025, at which time 1,634 units shall vest without restriction; December 31, 2025, at which time 2,959 units shall vest without restriction; and December 31, 2026, at which 1,491 units shall vest without restriction. Excludes 9,306 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Mr. Blackwell has neither voting nor dispositive power until December 31, 2024, at which time the performance period ends with regard to 4,902 performance stock units; and December 31, 2025, at which time the performance period ends with regard to 4,404 performance stock units. Further excludes all performance stock units to be awarded to Mr. Blackwell under the Company’s executive long-term incentive compensation plan for the performance period of January 1, 2024 through December 31, 2026.

(17)

Excludes 8,895 restricted stock units, tied to Ms. Adams’ continued service to the Company, awarded under the Company’s 2016 Omnibus Stock Incentive Plan over which Ms. Adams has neither voting nor dispositive power until December 31, 2024, at which time 2,959 units shall vest without restriction; February 10, 2025, at which time 1,486 units shall vest without restriction; December 31, 2025, at which time 2,959 units shall vest without restriction; and December 31, 2026, at which 1,491 units shall vest without restriction. Excludes 8,860 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Ms. Adams has neither voting nor dispositive power until December 31, 2024, at which time the performance period ends with regard to 4,456 performance stock units; and December 31, 2025, at which time the performance period ends with regard to 4,404 performance stock units. Further excludes all performance stock units to be awarded to Ms. Adams under the Company’s executive long-term incentive compensation plan for the performance period of January 1, 2024 through December 31, 2026.

(18)	See table on page 8 and “Information about our Executive Officers”.

2024 Proxy Statement	7

Proxy Statement

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The Company’s executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

Name and Age	Position(s) With Company and Term of Office

William C. Carstanjen(1) Age: 56	Chief Executive Officer since August 2014; President and Chief Operating Officer from March 2011 to August 2014; Chief Operating Officer from January 2009 to March 2011; Executive Vice President and Chief Development Officer from June 2005 to January 2009; General Counsel from June 2005 to December 2006

William E. Mudd(2) Age: 52	President and Chief Operating Officer since October 2015; President and Chief Financial Officer from August 2014 to October 2015; Executive Vice President and Chief Financial Officer from October 2007 to August 2014

Marcia A. Dall(3) Age: 60	Executive Vice President and Chief Financial Officer since October 2015

Bradley K. Blackwell(4) Age: 52	Executive Vice President and General Counsel since February 2023; Senior Vice President and General Counsel from March 2017 to February 2023; Vice President, Operations from February 2015 to March 2017; Vice President, Legal from April 2011 to February 2015; Vice President, Legal and Regulatory Affairs for TwinSpires from January 2007 to April 2011; Corporate Counsel from April 2005 to January 2007

Maureen Adams(5) Age: 60	Executive Vice President, Gaming Operations since February 2023; Senior Vice President, Gaming Operations from February 2022 to February 2023; Vice President of Gaming Operations from July 2019 to February 2022; President and General Manager of Calder Casino from August 2013 to July 2019

(1)

Prior to joining the Company, Mr. Carstanjen was employed at General Electric Company (“GE”). From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commercial Finance, Energy Financial Services. From 2002 to 2004, he served as General Counsel of GE Specialty Materials and, from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters. Mr. Carstanjen began his career as an attorney with Cravath, Swaine & Moore LLP in New York City, specializing in mergers and acquisitions and other corporate transactions.

(2)

Prior to joining the Company, Mr. Mudd was employed at GE. From 2006 through October 2007, he served as Chief Financial Officer, Global Commercial & Americas P&L of GE Infrastructure, Water & Process Technologies. From 2004 to 2006, he served as Chief Financial Officer, Supply Chain, Information Technology and Technology Finance, GE Consumer & Industrial Europe, Middle East, & Africa, Budapest and Hungary and, from 2002 to 2004, he served as Manager, Global Financial Planning & Analysis and Business Development at GE FANUC in Charlottesville, Virginia.

(3)

Prior to joining the Company, Ms. Dall was employed at Erie Indemnity Company, a company providing sales, underwriting and administrative services to Erie Insurance Exchange, where from March 2009 through October 2015, she served as Executive Vice President and Chief Financial Officer. From January 2008 until March 2009, she served as Chief Financial Officer of the Healthcare division at CIGNA Corporation. Prior to CIGNA, Ms. Dall was a corporate officer and the Chief Financial Officer for the International and U.S. Mortgage Insurance segments of Genworth Financial, a former subsidiary of GE. Ms. Dall began her career in 1985 in the Financial Management Program at GE and held various leadership roles both in finance and operations over her twenty-plus year tenure with GE. Ms. Dall is a Certified Public Accountant.

(4)

Prior to joining the Company, Mr. Blackwell served as Assistant General Counsel and Secretary at Michaels Stores, Inc. (“Michaels”), a NYSE publicly traded specialty retailer with over 1,000 stores across 49 states, Canada, and Puerto Rico. Prior to Michaels, Mr. Blackwell served as an attorney with Jones Day in Dallas, Texas, focusing on mergers and acquisitions and corporate counseling.

(5)	Prior to joining the Company, Ms. Adams was employed by Caesars Entertainment for 15 years where she held a variety of senior positions in Finance, Marketing/Sales, and Operations.

8	2024 Proxy Statement

Election of Directors (Proposal No. 1)

ELECTION OF DIRECTORS (Proposal No. 1)

At the Annual Meeting, shareholders will vote to elect the three (3) persons identified below to serve in Class I of the Board of Directors and to hold office for a term of three (3) years expiring at the 2027 annual meeting of shareholders and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall be composed of not fewer than three (3) nor more than fifteen (15) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually to a three (3) year term. Currently the Board of Directors is comprised of nine (9) directors, with three (3) directors in Class I, three (3) directors in Class II, and three (3) directors in Class III.

The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of the three (3) persons named in the following table for election as directors in Class I. The nominees currently serve as members of Class I and have agreed to serve if re-elected.

Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With each shareholder having one vote per share to cast for each director position, the nominees receiving the greatest number of votes will be elected. The biographical information for our directors and director nominees below includes information regarding certain of the experiences, qualifications, attributes and skills that led to the determination that such individuals are qualified to serve on the Board of Directors.

The Board of Directors recommends a vote “FOR” the election of the directors in Class I named below.

2024 Proxy Statement	9

Election of Directors (Proposal No. 1)

Election of Directors

The following table sets forth information relating to the Class I director nominees of the Company who are proposed to the shareholders for election to serve as directors for a term of three (3) years, expiring at the 2027 annual meeting of shareholders, and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

Class I— Nominated for Terms Expiring in 2027

William C. Carstanjen
Age: 56 Director since 2015

Background, Skills and Experience

Mr. Carstanjen was named the Company’s twelfth Chief Executive Officer in August 2014 and appointed to the Board of Directors in July 2015. Mr. Carstanjen served as the Company’s President and Chief Operating Officer (2011-2014), the Company’s Chief Operating Officer (2009-2011) and as Executive Vice President, General Counsel and Chief Development Officer for the Company (2005-2009). Mr. Carstanjen joined the Company in July 2005 after serving as an executive with General Electric Company. Mr. Carstanjen began his career as an attorney with Cravath, Swaine & Moore LLP in New York City, specializing in mergers and acquisitions, corporate finance, and corporate governance. Mr. Carstanjen brings a wealth of experience and knowledge to his leadership role at the Company. Throughout his tenure, Mr. Carstanjen has led the Company’s diversification strategy into its online business lines, historical horse racing operations and regional casino gaming, as well as led the growth of the Kentucky Oaks and Kentucky Derby events. Mr. Carstanjen is a Director of Glenview Trust Company and the American Gaming Association.

Key Qualifications and Experience

Mr. Carstanjen has many years of leadership, strategy, mergers and acquisition, corporate finance, corporate governance and legal experience. He brings a wealth of experience and knowledge through his leadership roles at the Company.

Karole F. Lloyd
Age: 65 Director since 2018

Background, Skills and Experience

Mrs. Lloyd was elected to the Board of Directors in 2018 and serves as Chair of the Audit Committee. Mrs. Lloyd has served on the Board of Directors of Aflac Inc. since January 2017 and as a member of the Executive Committee and the Finance and Investment Committee of the Aflac Inc. Board of Directors. Mrs. Lloyd is the retired Vice Chair and Southeast Regional Managing Partner for Ernst & Young LLP (“EY”). From 2009 through 2016, she served as a member of the US Executive Board, Americas Operating Executive, and the Global Practice Group for EY. In her 37-year career at EY, Mrs. Lloyd served many of EY’s highest profile clients through mergers, IPOs, acquisitions, divestitures, and across numerous industries including banking, insurance, consumer products, transportation, real estate, manufacturing, and retail. Mrs. Lloyd is active in the Atlanta community, working with the Metro Atlanta Chamber of Commerce and The Rotary Club of Atlanta. She was previously the Chair of the Atlanta Symphony Orchestra Board of Directors. Mrs. Lloyd is active in supporting many colleges and universities throughout the southeast, including serving on the President’s Advisory Council and the Board of Visitors at the University of Alabama. Mrs. Lloyd received her NACD cyber-risk oversight certification in 2022.

Key Qualifications and Experience

Ms. Lloyd has extensive accounting and advisory experience that includes financial reporting, regulatory compliance, internal audit, and risk management to go along with her leadership skills. She also brings experience from serving as a public company board member and qualifies as an Audit Committee Financial Expert.

Paul C. Varga
Age: 60 Director since 2020

Background, Skills and Experience

Mr. Varga was appointed to the Board of Directors on February 25, 2020. Mr. Varga served as the Chairman and Chief Executive Officer of Brown-Forman Corporation, a public global spirits and wine company, from August 2007 until his retirement in December 2018. He served as President and Chief Executive Officer of Brown-Forman Beverages, a division of Brown-Forman Corporation, from 2003 to 2005, and as Global Chief Marketing Officer for Brown-Forman Spirits from 2000 to 2003. Mr. Varga currently serves on the Board of Directors of Macy’s, Inc. as Lead Independent Director and as a member of both the Compensation and Management Development Committee and Finance Committee. He previously served on the Board of Directors of Brown-Forman Corporation from 2003 until July 2019.

Key Qualifications and Experience

In addition to Mr. Varga’s many years of leadership experience in the role of chief executive officer and as a public company board member, he also has considerable expertise and experience in corporate finance, strategy, building brand awareness, product development, marketing, distribution, and sales.

The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors.

10	2024 Proxy Statement

Election of Directors (Proposal No. 1)

Continuing Directors

The following tables set forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office and until their respective successors are duly elected and qualified.

Class II—Terms Expiring in 2025

Ulysses L. Bridgeman, Jr.
Age: 70 Director since 2012

Background, Skills and Experience

Mr. Bridgeman is the owner and chief executive officer of Heartland Coca-Cola Bottling Company, LLC (“Heartland”), which owns and operates a Coca-Cola production and manufacturing facility in Lenexa, Kansas and seventeen Coca-Cola distribution facilities across various Midwestern states, including Kansas, Missouri, and Illinois. Prior to his February 2017 acquisition of Heartland, Mr. Bridgeman was the owner and chief executive officer of various companies operating over 450 restaurants in 20 states, including 263 Wendy’s restaurants and 123 Chili’s restaurants. From 1975 to 1983, and from 1986 to 1987, Mr. Bridgeman played professional basketball with the Milwaukee Bucks, and from 1983 to 1986, he played for the Los Angeles Clippers. Mr. Bridgeman recently acquired Ebony magazine, and currently serves on the Boards of Directors of Meijer, Inc., Central Bank & Trust Company, the Naismith Basketball Hall of Fame, and the West End School. He is a former Director of the James Graham Brown Foundation and served as past chairman of the Board of Trustees of the University of Louisville. Mr. Bridgeman’s current role as a CEO and extensive leadership experience make him ideally qualified as a member of the Board.

Key Qualifications and Experience

Mr. Bridgeman has extensive entrepreneurial and leadership experience, including starting and growing his own companies and serving as chief executive officer of multiple companies. Mr. Bridgeman also has years of sports, consumer, sales, acquisition, and international experience.

R. Alex Rankin
Age: 68 Director since 2008

Background, Skills and Experience

Mr. Rankin is the Chairman of the Board of Sterling G. Thompson Company, LLC, a private insurance agency and broker, and the President of Upson Downs Farm, Inc., a thoroughbred breeding and racing operation. He is also Vice Chairman and Director of Glenview Trust Company, a private Trust and Investment Management Company, and a Steward of The Jockey Club. Mr. Rankin is a Trustee and former Chairman of the James Graham Brown Foundation, a private, non-profit foundation that fosters the well-being, quality of life, and image of Louisville and Kentucky by actively supporting and funding projects in the fields of civic affairs, economic development, education, and health and general welfare, which since 1954 has awarded over 3,200 grants totaling over $620 million.

Key Qualifications and Experience

Mr. Rankin has expertise in finance and risk management. He also has years of experience in, and a deep understanding of, the thoroughbred horseracing industry.

Andréa Carter
Age: 54 Director since 2022

Background, Skills and Experience

Ms. Carter was appointed to the Board of Directors on December 15, 2022. She has amassed over 20 years of professional experience in the field of human resources across multiple industries and major organizations, and has served since 2017 as Senior Executive Vice President and Chief Human Resources Officer for Global Payments, Inc. in Atlanta, a worldwide provider of payment technology and software solutions. Prior to joining Global Payments, Inc., Ms. Carter was Chief Human Resources Officer for Habitat for Humanity and has held various executive Human Resources roles at Ralph Lauren, Newell Rubbermaid, and The Home Depot. She holds a bachelor’s degree in interdisciplinary studies from Tennessee State University and is a graduate of the Executive Leadership Council Class of 2022. Ms. Carter has been recognized with a number of distinctions and awards in recent years, which include: Atlanta Business Chronicle, “Women who Mean Business,” Atlanta Magazine, “Women Making a Mark,” Savoy Magazine, “Power 300 Most Influential Black Executives,” Women’s Inc., “Most Influential Women Execs in Corporate America,” and is a 2021 recipient of the UNCF MASKED award (Mankind Assisting Students Kindle Educational Dreams).

Key Qualifications and Experience

Ms. Carter has extensive leadership and human resources experience across multiple public companies.

2024 Proxy Statement	11

Election of Directors (Proposal No. 1)

Class III—Terms Expiring in 2026

Robert L. Fealy
Age: 72 Director since 2000

Background, Skills and Experience

Mr. Fealy is Managing Director of Limerick Investments, LLC, an investment firm. He previously was co-founder and President of Aluminate, Inc., a provider of data analytics solutions, which was sold in 2021. He retired effective June 30, 2014 as President, Chief Operating Officer and Director of The Duchossois Group, Inc. Mr. Fealy was originally nominated to serve as a director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc. Prior to Mr. Fealy’s employment with The Duchossois Group, Inc., he was a senior executive at Cummins Inc., serving in various roles including Vice President-Treasurer and Vice President-Global Business Strategy. Mr. Fealy currently holds the following leadership positions with other entities: Board Director, member of the Audit Committee and Chairman of the Nominating and Governance Committee, Panduit, Inc.; Board Director and member of the Compensation Commission, Affinaquest, Inc.; Advisory Board member, Workbox Ventures; Entrepreneur Partner, Advisor and Former Chairman, Chicago Ventures; Board Director and Treasurer, Richard L. Duchossois Memorial Foundation; Member, University of Cincinnati Lindner College of Business Executive Cabinet; Board Member and past Chairman, Uniting Voices Chicago; Trustee and Chair of the Governance Committee, The Morton Arboretum; and, Partner, Social Venture Partners.

Key Qualifications and Experience

Mr. Fealy has years of finance, entrepreneurial, accounting, strategy, international, human capital, and leadership experience acquired while serving in multiple senior leadership roles with oversight over a diverse group of companies with operations worldwide.

Douglas C. Grissom
Age: 56 Director since 2017

Background, Skills and Experience

Mr. Grissom is a Senior Advisor on Madison Dearborn Partners’ (“MDP”) Technology & Government Solutions team. Prior to joining MDP, he was with Bain Capital in private equity, McKinsey & Company, and Goldman Sachs. At MDP, Doug currently serves on the Board of Directors of Fleet Complete. In addition, he was formerly on the Boards of Directors of @stake, Aderant, Asurion, BlueCat Networks, Cbeyond, CoVant Technologies, Fieldglass, Great Lakes Dredge & Dock, Intelsat, LGS Innovations, Lightspeed Systems, LinQuest Corporation, and Neoworld. Outside MDP, he is a Board Member at Amherst College, Endeavor Louisville, Harvard Business School Fund Council, James Graham Brown Foundation, Louisville Collegiate Schools, and MetroSquash.

Key Qualifications and Experience

Mr. Grissom has extensive financial and board experience within a variety of industries. Mr. Grissom also has extensive private equity, mergers and acquisitions, and finance experience through his years of experience as an investment banker, consultant, and investor.

Daniel P. Harrington
Age: 68 Director since 1998

Background, Skills and Experience

Mr. Harrington serves as the President and Chief Executive Officer of HTV Industries, Inc., a private holding company with diversified business interests that include manufacturing, distribution, technology, and banking. Mr. Harrington also serves as a Trustee of The Veale Foundation. Previously, Mr. Harrington has served as a Director of First Guaranty Bank, First State Financial Corporation, and Portec Rail Products, Inc. (serving on its Audit and Compensation Committees).

Key Qualifications and Experience

Mr. Harrington has extensive financial, accounting, and chief executive experience within a variety of industries. He also has board, compensation, and audit experience, including serving for years as the Audit Chair for the Company and qualifies as an Audit Committee Financial Expert.

12	2024 Proxy Statement

Election of Directors (Proposal No. 1)

DIRECTOR SKILLS AND EXPERIENCE MATRIX

Experience and Attributes

Executive Leadership	●	●	●	●	●	●	●	●	●

Finance / Capital Markets		●		●	●	●	●	●	●

Mergers & Acquisitions / Business Development /Strategy	●	●		●	●	●	●	●	●

Human Capital / Talent Development / Compensation	●	●	●	●	●	●	●	●	●

Risk Management / Regulatory	●	●	●			●	●	●	●

Industry / Horseracing		●		●		●		●	●

Corporate Governance and Diversity	●	●	●	●	●	●	●	●	●

The table below provides certain diversity information regarding our Board members, with categories as set forth by Nasdaq Listing Rule 5605(f).

Background

Age	70	56	54	72	56	68	65	68	60

Gender Identity

Male	●	●		●	●	●		●	●

Female			●				●

Race/Ethnicity

Black / African American	●		●

White		●		●	●	●	●	●	●

2024 Proxy Statement	13

Election of Directors (Proposal No. 1)

Retirement Age Policy

The Company has a mandatory retirement age policy in the Corporate Governance Guidelines with regard to directors, which provides that a person is not qualified to serve as a director unless he or she is less than seventy-two (72) years of age on the date of election. No director nominees in Class I will have met the mandatory retirement age as of the date of the Annual Meeting.

Director Compensation for Fiscal Year Ended December 31, 2023

During 2023, each non-employee director of the Board of Directors received the compensation set forth below (all fees shown are annual fees, except for meeting fees) which, after considering market data and the input of the Compensation Committee’s independent compensation consultant, did not change from the compensation levels set for 2022.

	Retainer Fee ($)(1)	Meeting Fees ($)(2)	Stock Awards ($)(3)	Chairman Fee ($)		Non-Chairman Fee ($)

Board of Directors	75,000	2,000	155,000	150,000	(4)

Compensation Committee		2,000		25,000		12,500

Nominating and Governance Committee		2,000		20,000		10,000

Audit Committee		2,000		35,000		15,000

(1)	Retainer fee is paid in arrears, in equal quarterly installments.

(2)	Directors who do not reside in Louisville, Kentucky may also request reimbursement for travel expenses to and from Board and committee meetings.

(3)

Each non-employee director receives a grant of restricted stock units (“RSUs”), with an aggregate grant date fair value of $155,000. Each non-employee director may elect to receive all or a portion of such grant as restricted stock (“RSAs”), which are legally issued common stock at the time of grant, with certain restrictions placed on them.

(4)	Represents an additional fee for serving as non-employee Chairman of the Board of Directors.

In accordance with the fees described above, in 2023, we provided the following compensation to our non-employee directors. Mr. Carstanjen, our Chief Executive Officer (“CEO”), is not separately compensated for his service on our Board. Please see the 2023 Summary Compensation Table on page 44 for a summary of the compensation paid to our CEO with respect to 2023.

Name	Fees earned or paid in cash ($)		Stock Awards ($)(2)	Total ($)

Ulysses L. Bridgeman, Jr.	108,750	(1)	155,000	263,750

Andréa Carter	111,729	(1)	155,000	266,729

Robert L. Fealy	153,000	(1)	155,000	308,000

Douglas C. Grissom	129,500	(1)	155,000	284,500

Daniel P. Harrington	151,000	(1)	155,000	306,000

Karole F. Lloyd	146,000		155,000	301,000

R. Alex Rankin	239,000		155,000	394,000

Paul C. Varga	138,500		155,000	293,500

(1)

The Churchill Downs Incorporated 2005 Deferred Compensation Plan allows directors to defer receipt of all or part of their retainer and meeting fees in a deferred share account until after their service on the Board has ended. This account allows the director, in effect, to invest all or part of his or her deferred cash compensation in Company Common Stock. Funds in this account are credited as hypothetical shares of Common Stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are reinvested in additional shares based on the market price of the stock on the date dividends are paid. All shares in the deferred share accounts are hypothetical and are not issued or transferred until the director ends his or her service on the

14	2024 Proxy Statement

Election of Directors (Proposal No. 1)

Board. Upon the end of Board service, the shares are issued or transferred to the director. On December 15, 2022, the plan was amended so that effective December 15, 2022, director fees that are payable after January 1, 2023 and deferred may only be notionally invested in Company Common Stock and payout options are limited to either a single lump sum payment or equal annual installments over a term not to exceed ten years. In 2023, Mr. Grissom and Ms. Carter deferred all of their 2023 directors’ fees into a deferred share account under the plan, while Mr. Bridgeman deferred 50% of his 2023 directors’ fees into a deferred share account under the plan. As of December 31, 2023, Mr. Bridgeman had 13,195 deferred shares, Mr. Fealy had 70,649 deferred shares, Mr. Grissom had 9,855 deferred shares, Mr. Harrington had 71,356 deferred shares, and Ms. Carter had 861 deferred shares under the plan.

(2)

On April 25, 2023, each then-serving non-employee director received a grant of RSUs or RSAs, valued in the amount of $155,000, calculated based upon the closing price of a share of Common Stock on the date of grant. The RSUs or RSAs vest one year from the date of grant, subject to the director’s continued service through the vesting date. If RSUs are awarded, at the time a director ceases being a director of the Company, the Company will issue one share of Common Stock for each vested RSU held by such director. As of December 31, 2023, Mr. Bridgeman had 35,419 RSUs and 1,221 RSAs, Ms. Carter had 1,221 RSUs, Mr. Fealy had 46,462 RSUs and 1,221 RSAs, Mr. Grissom had 14,324 RSUs, Mr. Harrington had 47,683 RSUs, Ms. Lloyd had 13,103 RSUs and 1,221 RSAs, Mr. Rankin had 47,683 RSUs, and Mr. Varga had 7,824 RSUs.

Director Stock Ownership Guidelines

As memorialized in the Corporate Governance Guidelines, the Board expects all directors to display confidence in the Company by ownership and retention of a meaningful amount of the Company’s Common Stock. Pursuant to the Company’s insider trading policy, all directors are subject to the Company’s anti-hedging policy, which prohibits hedging and monetization transactions with respect to the Company’s Common Stock. Each director is expected to own shares with a fair market value equal to five (5) times the director’s annual retainer. Each director appointed or elected to the Board has five (5) years from the date of appointment or election to the Board to meet this requirement. Each director’s continuing compliance with the ownership guidelines will be measured in the year he or she stands for re-election and will be considered as one of the criteria for nomination by the Nominating and Governance Committee.

The chart below shows each current director’s compliance with the ownership guidelines calculated as of December 31, 2023, other than with respect to Mr. Carstanjen, who is subject to maintaining holdings of the Company’s Common Stock equal to at least six (6) times his annual base salary, pursuant to the Key Executive Stock Ownership and Retention Guidelines, as further described in the “Executive Stock Ownership Guidelines” section below. Furthermore, deferred shares acquired by directors under the Churchill Downs Incorporated 2005 Deferred Compensation Plan and RSUs and RSAs granted as director compensation are included for purposes of measuring compliance with the Company’s share ownership guidelines.

Director	Ownership Guidelines(1)	Met Guidelines

Ulysses L. Bridgeman, Jr.	5x	✓

Andréa Carter	5x	Transition Period(2)

Robert L. Fealy	5x	✓

Douglas C. Grissom	5x	✓

Daniel P. Harrington	5x	✓

Karole F. Lloyd	5x	✓

R. Alex Rankin	5x	✓

Paul C. Varga	5x	✓

✓	=	Met guidelines.

(1)	Guidelines adopted per the Company’s Board of Directors.

(2)	Ms. Carter became a director in December 2022 and will not be required to satisfy the Director Stock Ownership Guidelines until December 2027.

2024 Proxy Statement	15

Corporate Governance

CORPORATE GOVERNANCE

The Board of Directors is responsible for providing effective governance over the Company’s affairs. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of our shareholders and to promote honesty and integrity throughout the Company.

During the past year, we continued to review our corporate governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed guidance and interpretations provided by the SEC and Nasdaq.

Copies of the current charter, as approved by our Board, for each of our Audit, Compensation and Nominating and Governance Committees and a copy of our Corporate Governance Guidelines, Code of Conduct (along with any amendments or waivers related to the Code of Conduct) are available on our corporate website, http://www.churchilldownsincorporated.com, under the “Governance” subheading under the “Investors” tab. Please note that information available through our website is not incorporated by reference into this Proxy Statement.

Shareholder Communications

Shareholders and other interested parties may send communications to the Company’s Board of Directors addressed to the Board of Directors or to any individual director c/o Churchill Downs Incorporated, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

Board Leadership Structure

R. Alex Rankin is the Chairman of the Board of Directors. The Board continues to deem it advisable to maintain certain aspects of its governance structure to assure effective independent oversight. These governance practices include maintaining executive sessions of the independent directors after each Board meeting, annual performance evaluations of the CEO by the independent directors, and separate roles for the CEO and Chairman of the Board of Directors. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and CEO may be either combined or separated, in the Board’s discretion; provided, that if the Board designates one individual to serve as the Chairman of the Board and the CEO, the Board will then designate an independent director to serve as the Lead Independent Director. The Board will review the designation of Lead Independent Director periodically, but in no event less often than every two years. The Board is currently led by an independent Chairman, Mr. Rankin. The Board believes that separating the roles of CEO and Chairman of the Board is the most appropriate structure at this time. Separating the roles of CEO and Chairman of the Board ensures that our CEO is able to more exclusively focus on this role. The Board also believes that an independent Chairman of the Board allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Chairman of the Board has the following responsibilities (in conjunction with the Lead Independent Director, if applicable): (i) preside at all Board meetings and meetings of shareholders, (ii) serve as liaison between the Board and Company management; (iii) work with the CEO to formulate the Company’s business strategies; and (iv) represent the Company, Board and management to the shareholders and the public. Additionally, the Chairman of the Board serves as an ex officio member of each Board committee on which the Chairman does not already serve as a voting member. The duties of the Lead Independent Director, if applicable, are set forth in the Company’s Corporate Governance Guidelines.

Oversight of Company Risk

As part of its responsibility to oversee the management, business and strategy of the Company, the Board of Directors has overall responsibility for risk oversight. While the Board of Directors performs certain risk oversight functions directly, such as its ongoing review, approval and monitoring of the Company’s fundamental business and financial strategies and major corporate actions, the majority of the Board of Directors’ risk oversight functions are carried out through the operation of its committees. Each committee oversees risk management within its assigned areas of responsibility, as described below in the discussion of committee responsibilities. Enterprise risk management falls under the leadership of our executive team with oversight from the Audit Committee. The purpose of this program is to promote risk-intelligent decision making and, in turn, increase the likelihood of achieving our operational objectives. Our Board of Directors is regularly advised of potential

16	2024 Proxy Statement

Corporate Governance

organizational risks and supporting mitigating policies, including quarterly reports from management on cyber security matters. The Audit Committee is primarily responsible for overseeing the Company’s risk assessment and risk management practices, as well as its compliance programs. The Audit Committee is also responsible for monitoring the effectiveness of the Company’s information technology security and control, which includes insurance coverage for protection against cyber-attacks. The Compensation Committee’s responsibilities include oversight of the risks associated with the Company’s compensation policies and practices, as well as its managerial development and succession plans. The Nominating and Governance Committee oversees the risks related to the Company’s corporate governance structure and processes, including risks related to environmental and sustainability matters.

Board Evaluations

The Board conducts an annual self-evaluation to assist in determining whether it and its committees are functioning effectively. The Nominating and Governance Committee solicits comments from all directors and reports annually to the Board with an assessment of the Board’s performance and how its committees are functioning. This is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Board Meetings and Committees

Seven (7) meetings of the Board of Directors were held during the last fiscal year. During the fiscal year, all incumbent directors attended at least 75% of their Board and committee meetings for the period for which they served. The Company encourages its directors to attend the annual meeting of shareholders each year. Each of the directors then serving on the Board attended the Company’s annual meeting on April 25, 2023.

The Board has determined that all of the directors of the Company who served during any part of the last completed fiscal year are “independent directors,” as defined under Nasdaq Rule 5605(a)(2), except William C. Carstanjen, due to his position as CEO of the Company.

As required by the Company’s Corporate Governance Guidelines, the Board of Directors currently has four (4) standing committees: the Executive, Audit, Compensation, and Nominating and Governance Committees. The current composition of the committees is illustrated in the table below, along with the number of meetings held in 2023.

Director Name	Board of Directors	Executive Committee	Audit Committee	Compensation Committee	Nominating and Governance Committee

Ulysses L. Bridgeman	Member				Member

William C. Carstanjen	Member

Robert L. Fealy	Member	Member	Member	Member	Chair

Douglas C. Grissom	Member			Member	Member

Daniel P. Harrington	Member	Member	Member	Chair

Karole F. Lloyd	Member		Chair		Member

R. Alex Rankin	Chair	Chair

Paul C. Varga	Member		Member	Member

Andréa Carter	Member			Member

Number of meetings in 2023	7	0	4	6	2

=	Ex-officio Member

2024 Proxy Statement	17

Corporate Governance

EXECUTIVE COMMITTEE

The Executive Committee is authorized, subject to certain limitations set forth in the Company’s Amended and Restated Bylaws, to exercise the authority of the Board of Directors between Board meetings. The Executive Committee does not meet on a regular basis, but instead meets as and when needed.

AUDIT COMMITTEE

The primary purposes of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility in monitoring management’s conduct of the Company’s financial reporting process and overseeing the Company’s risk assessment and risk management practices. The Audit Committee is generally responsible for monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof, as well as overseeing the processes by which management assesses the Company’s exposure to cybersecurity and other risks and evaluating the guidelines and policies governing the Company’s monitoring, control and minimization of such exposures.

The Audit Committee’s responsibilities are as follows, among others:

●	To monitor the performance of the Company’s internal audit function.

●

To appoint, compensate, retain and oversee the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing audit opinions on the Company’s financial statements and its internal control over financial reporting.

●	To monitor the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Conduct and compliance policies.

●	To consider the effectiveness of the company’s internal control system including information technology security and control.

●

Review, at least annually, the adequacy and effectiveness of the Company’s IT general controls, and overall assessment and plan to address IT specific risks, scope and funding related to cyber security, business continuity and disaster recovery initiatives.

●

To inquire of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; to assess the steps management has taken or proposes to take to minimize such risks to the Company; and to periodically review compliance with such steps.

●

In discharging its oversight role, to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose.

●	To conduct an annual performance evaluation of the Audit Committee.

The Audit Committee of the Board of Directors operates under a written charter which is reviewed annually and the Company’s Board of Directors has determined that all members of the Company’s Audit Committee are independent as defined under Nasdaq Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act.

The Board of Directors has determined that Daniel P. Harrington and Karole F. Lloyd are “audit committee financial experts” as defined by regulations promulgated by the SEC.

18	2024 Proxy Statement

Corporate Governance

COMPENSATION COMMITTEE

Responsibilities of the Compensation Committee

The Board established the Compensation Committee to assist it in discharging the Board’s responsibilities relating to compensation of the Company’s CEO, each of the Company’s other executive officers, and the Company’s non-employee directors. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies and perquisites as they affect the CEO and other executive officers and may form and delegate authority to subcommittees when it deems appropriate.

The Compensation Committee’s responsibilities are as follows, among others:

●	To oversee the development and implementation of the Company’s compensation policies and programs for executive officers, including the CEO.

●	To establish the annual goals and objectives relevant to the compensation of the CEO and the executive officers and to present such to the Board annually.

●

To evaluate the performance of the CEO and other executive officers in light of the agreed-upon goals and objectives and to determine and approve the compensation level of the CEO, including the balance of the components of total compensation, based on such evaluation and to present its report to the Board annually.

●

To develop guidelines for the compensation and performance of the Company’s executive officers and to determine and approve the compensation of the Company’s executive officers, including the balance of the components of total compensation.

●	To establish appropriate performance targets, participation and levels of awards with respect to the Company’s incentive compensation plans.

●

To administer the Company’s equity-based compensation plans, including the establishment of criteria for the granting of stock-based awards and the review and approval of such grants in accordance with the criteria.

●	To review and approve hiring, retention and termination agreements and/or deferred compensation arrangements with the Company’s executive officers.

●	To establish and periodically review Company policies relating to senior management perquisites and other non-cash benefits.

●	To review periodically the operation of the Company’s overall compensation program for key employees and evaluate its effectiveness in promoting shareholder value and Company objectives.

●

To review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s compensation policies and programs as a result of such results.

●

To consider, at least annually, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation arrangements encourage excessive or inappropriate risk-taking.

●	To approve any compensation “clawback” policy required by law or otherwise adopted by the Company.

●	To oversee regulatory compliance with respect to matters relating to executive officer compensation.

●	To approve plans for managerial development and succession within the Company and to present such plans to the Board annually.

●

To periodically review the Company’s key human capital management strategies, policies, programs and practices, including those relating to diversity, equity and inclusion, employee engagement and talent recruitment, development and retention.

●	To review, assess and recommend to the Board appropriate compensation for non-employee directors.

●	To oversee the production of and approve the report on executive compensation to be included in the Company’s proxy statement for the annual meeting of shareholders.

2024 Proxy Statement	19

Corporate Governance

●

To review and discuss with management the compensation discussion and analysis, and based on such discussion, make a recommendation to the Board as to whether or not the compensation discussion and analysis should be included in the proxy statement.

●	To review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

●	To conduct an annual performance evaluation of the Compensation Committee.

The Compensation Committee of the Board of Directors operates under a written charter which is reviewed annually and is comprised entirely of directors meeting the independence requirements of Nasdaq and Rule 10C-1(b)(1) under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee at any time during the last fiscal year were officers or employees of the Company or were former officers of the Company. None of the members who served on the Compensation Committee at any time during fiscal 2023 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a director or member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Board of Directors or the Compensation Committee.

Compensation Risk Assessment

The Compensation Committee performed an assessment of whether risks arising from the Company’s compensation policies and practices for all employees during 2023, including non-executive officers, are reasonably likely to have a material adverse effect on the Company. Each policy and plan was evaluated based on certain elements of risk, including, but not limited to, (i) the mix of fixed and variable pay, (ii) types of performance metrics, (iii) performance goals and payout curves, (iv) payment timing and adjustments, (v) equity incentives, and (vi) stock ownership requirements and trading policies. Based on this evaluation, an assessment of each plan was performed, along with an overall assessment of compensation risk to the Company. After evaluation and discussion, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

NOMINATING AND GOVERNANCE COMMITTEE

The Company’s Nominating and Governance Committee is responsible for identifying, evaluating, and recommending individuals qualified to become members of the Board, overseeing annual performance of the Board and Committees, and establishing the criteria for and reviewing the effectiveness of the Company’s Board of Directors. In addition, the Nominating and Governance Committee provides oversight regarding the Company’s environmental, sustainability and governance efforts and progress and corporate governance policies.

The Company’s Nominating and Governance Committee operates under a written charter and is comprised entirely of directors meeting the independence requirements of Nasdaq.

Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications, and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board and the Company’s strategic plans to determine its needs regarding Board composition and identify candidates with the appropriate skill sets and qualifications. While the Company does not have a formal policy on diversity for members of the Board of Directors, the Company’s Corporate Governance Guidelines specifically provide that diversity of race and gender, as well as general diversity of backgrounds and experience represented on the Board of Directors are factors to consider in evaluating potential directors. The Nominating and Governance Committee seeks to include diverse individuals with respect to self-identified characteristics such as gender, race, and ethnicity when conducting a search for qualified candidates for Board membership. The Company’ most recent addition to the Board was Andréa Carter, who was appointed to the Board of Directors in 2022. The Nominating and Governance Committee intends to continue to seek opportunities to increase the Board’s gender diversity in particular with any new appointments made in connection with regular director turnover or vacancies. The Nominating and Governance Committee may employ an outside consultant to identify nominees with the skill sets, experience and backgrounds that suit the Company’s needs. In 2023, the Company continued its practice of conducting diversity, equity and inclusion (“DEI”) training for all employees, with targeted training for managers. DEI training will continue on an annual basis.

20	2024 Proxy Statement

Corporate Governance

A candidate for the Company’s Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); self-identified diversity characteristics; number of boards on which the individual serves; and the general diversity of backgrounds and experience represented on the Board. The Nominating and Governance Committee periodically reviews the Company’s Corporate Governance Guidelines and, when appropriate, recommends changes to the Board. It also evaluates the performance of the Board and provides feedback to the Board on how the directors, the committees and the Board are functioning. Finally, it evaluates Board of Director practices at the Company and leadership on an annual basis and recommends appropriate changes to the Board and/or its practices.

The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration as recommendations from other sources.

2024 Proxy Statement	21

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2024 (Proposal No. 2)

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024 (Proposal No. 2)

The Board of Directors, on recommendation from the Audit Committee, selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PwC has served as the Company’s independent registered public accounting firm since the Company’s 1990 fiscal year.

Although the Company’s Amended and Restated Bylaws do not require that the Company’s shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PwC to the Company’s shareholders for ratification as a matter of good corporate governance. This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action. If the appointment is not ratified, the Company’s Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Company’s Audit Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors and the Audit Committee recommend that the shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2024.

22	2024 Proxy Statement

Independent Public Accountants

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The audit fees incurred by the Company for services provided by PwC (i) for the fiscal year ended December 31, 2023, were $3,330,500 and (ii) for the fiscal year ended December 31, 2022, were $3,524,500. Audit fees include services related to the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, involvement with registration statement filings, statutory audits and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

The Company incurred fees in the amount of $4,500 for 2023 and $4,500 for 2022 for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported in the preceding section.

Tax Fees

The Company did not incur any tax fees for services provided by PwC in 2023 or 2022. Tax fees include services related to tax return preparation for a related entity, tax consultation and tax advice.

All Other Fees

All other fees incurred by the Company for services provided by PwC relate to the use of Inform, PwC’s accounting research software, and PwC’s disclosure checklist software, which amounted to $2,000 in 2023 and $4,500 in 2022. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC’s independence.

The Audit Committee has adopted a policy of evaluating and pre-approving all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate pre-approval authority to a member, provided that decisions of such member shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2023.

2024 Proxy Statement	23

Churchill Downs Incorporated Audit Committee Report

CHURCHILL DOWNS INCORPORATED AUDIT COMMITTEE REPORT

The following is the report of the Company’s Audit Committee (the “Committee”), which consisted of five directors in 2023, each of whom has been determined by the Board of Directors (the “Board”) to meet the current standards of the SEC and the Nasdaq exchange to be considered an “independent director.” The Board has also determined that two members, Daniel P. Harrington and Karole F. Lloyd, are “audit committee financial experts” as defined by the SEC.

The Committee has an Audit Committee Charter (the “Charter”), which was amended, restated and approved by the Board on February 20, 2024. The Charter sets forth certain responsibilities of the Committee, which include oversight of the integrity of the financial statements of the Company, the systems of internal controls over financial reporting which management has established, the independence and performance of the Company’s internal and independent auditors, the Company’s compliance with financial, accounting, legal and regulatory requirements, and the effectiveness of the Enterprise Risk Management (“ERM”) function. The Committee reviews the work of the Company’s management, the internal audit staff and the independent auditors on behalf of the Board.

Specifically, the Committee:

●

Met four (4) times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company’s interim and annual financial statements for 2023; at each of such meetings, the Committee met in executive session with the Company’s Vice President of Internal Audit, independent auditors, General Counsel, CFO, and CEO.

●	Discussed with the independent auditors all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

●

Received the written disclosures and letters from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

●

Based on the review and discussions referred to in the first three bullets above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

●	Reviewed and discussed reports from the Company’s internal audit department and reports from the Company’s legal and compliance department.

●	Discussed with management and the independent auditors the quality of the Company’s internal controls.

●	Review the Company’s significant financial, business, and other risk exposures and the steps management has taken to prevent, detect, and monitor such exposures as part of the ERM function.

●	Reviewed and approved all related person transactions, if any.

●	Self-evaluated the effectiveness of the Committee.

●	Evaluated the effectiveness of the Company’s internal audit function.

●

Inquired of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; assessed the steps management has taken or proposes to take to minimize such risks to the Company; and reviewed compliance with such steps.

●

Reviewed and approved the 2023 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

●	In February 2023, the Committee selected PwC to be reappointed as independent auditors for the calendar year 2023.

24	2024 Proxy Statement

Churchill Downs Incorporated Audit Committee Report

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee

Karole F. Lloyd, Chair

Robert L. Fealy

Daniel P. Harrington

Paul C. Varga

R. Alex Rankin, ex officio

2024 Proxy Statement	25

Advisory Vote to Approve Executive Compensation (Proposal No. 3)

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Proposal No. 3)

Pursuant to Section 14A of the Exchange Act, the Company’s shareholders are entitled to a vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with SEC rules. In accordance with the preference expressed by shareholders, the Company is holding such advisory votes on an annual basis and the next advisory vote following the Annual Meeting will occur at the 2025 annual meeting of shareholders.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s NEOs. We believe that this compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, motivate and retain individuals who can achieve superior financial results while also aligning the interests of the executives with the interests of shareholders over the long-term. This approach has resulted in the Company’s ability to attract and retain the executive talent deemed necessary to guide the Company successfully during a period of growth and transformation and react quickly to potential threats to the Company’s financial health. Please refer to “Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s NEOs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. At the Annual Meeting, shareholders will be asked to approve the compensation of the Company’s NEOs by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

This vote is advisory and therefore not binding on the Company. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders. Should there be a significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

The Board of Directors recommends a vote “FOR” the approval of the advisory resolution relating to the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

26	2024 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2023 and our executive compensation philosophies and objectives.

Our NEOs were:

William C. Carstanjen Chief Executive Officer	William E. Mudd President and Chief Operating Officer	Marcia A. Dall Executive Vice President and Chief Financial Officer	Bradley K. Blackwell Executive Vice President and General Counsel	Maureen Adams Executive Vice President, Gaming Operations

2024 Proxy Statement	27

Compensation Discussion and Analysis

Executive Summary

The Company has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the Company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, the Company has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. Our long-term success depends on our ability to attract, engage, motivate and retain highly talented executives and key employees to achieve our strategic plans and deliver financial returns to shareholders over both the short-term and long-term. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of the Company’s long-term performance and business strategies. Other objectives include aligning the executives’ interests with those of shareholders and encouraging high-performing executives to remain with the Company over the course of their careers. We believe that the amount of compensation for each NEO reflects each individual’s extensive management experience, high performance and exceptional service to the Company and our shareholders. We also believe that the Company’s compensation strategies have been effective in attracting executive talent and promoting performance and retention.

This CD&A describes the Company’s executive compensation policies and programs and how these policies and programs apply to our NEOs. It also describes the actions and decisions of the Compensation Committee (or, in this CD&A and related tables, “Committee”), which oversees the executive compensation program and determines the compensation of the NEOs. A detailed discussion of the Committee’s structure, roles and responsibilities, and related matters can be found under “Compensation Committee” on pages 19-20.

Our long-term incentive goals are based on operational results that the Committee believes help drive Company and shareholder success over multi-year performance periods. Certain metrics the Company uses for incentive purposes are as follows (Please refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2023 for reconciliation of these metrics to the most directly comparable GAAP measures, and the discussion of the Company’s Executive Annual Incentive Plan (“EAIP”) beginning on page 36 and the Company’s Executive Long-Term Incentive Plan (“ELTI”) beginning on page 38):

●

Adjusted EBITDA—Adjusted EBITDA used for compensation purposes under the EAIP in fiscal year 2023 was $1,023.9 million, which is approximately 98% of the Adjusted EBITDA target of $1,042.6 million under the EAIP;

●

Cash Flow Metric—Cash Flow Metric for compensation purposes for the three-year performance for our 2021 performance stock units (“PSUs”) under the ELTI was $1,580.4 million, exceeding by approximately 57.6% the Cash Flow target of $1,002.8 million under the ELTI; and

●	Total Shareholder Return—Total Shareholder Return from January 1, 2021 to December 31, 2023, the three-year performance period for our 2021 PSUs under the Company’s ELTI, was 29%.

We believe the Company’s outstanding performance is further reflected in the key business metrics summarized in the table below.

	Fiscal Year 2018		Fiscal Year 2023	% Increase	5-Year Compound Annual Growth Rate (CAGR)

CHDN Stock Price	$40.66	(1)	$134.93	232%	27%

Net Income (from continuing operations, millions)	$182.6		$417.3	129%	18%

Adjusted EBITDA (from continuing operations, millions)(2)	$328.8		$1,023.9	211%	26%

Earnings Per Share (from continuing operations, diluted)	$2.20	(1)	$5.49	150%	20%

Dividends Per Share	$0.27	(1)	$0.38	41%	7%

(1)	Amounts include adjustment for the 2019 and 2023 stock split of Common Stock.

(2)	See Appendix A of this Proxy Statement for a reconciliation of Adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP.

28	2024 Proxy Statement

Compensation Discussion and Analysis

2023 Highlights

In 2023, we delivered strong performance while continuing the execution of several organic investments. We delivered strong growth in net revenue, operating income, and Adjusted EBITDA compared to fiscal year 2022:

●	Net revenue was $2.5 billion, up $651.9 million or 36%.

●	Operating income was $564.0 million, up $242.2 million or 75%.

●	Net income was $417.3 million, down $22.1 million or 5%.

●	Adjusted EBITDA was $1.0 billion, up $260.3 million or 34%.

Live and Historical Racing Segment:

●	Adjusted EBITDA was $475.4 million, up $187.9 million or 65% from fiscal year 2022.

●	Churchill Downs Racetrack:

–

Churchill Downs Racetrack ran the 149th Kentucky Derby with record Derby Week all-sources handle and record Derby Week contribution to Adjusted EBITDA with over 150,000 fans gathered in person to watch the most exciting two minutes in sports on the first Saturday in May.

–	We successfully completed the First Turn Experience prior to the 149th Kentucky Derby.

–	We continued construction of the Paddock Project which is scheduled to be finished in time for the 150th Kentucky Derby the first weekend in May 2024.

●	Kentucky HRMs:

–	Derby City Gaming: Delivered record net revenue and Adjusted EBITDA and completed the expansion of the gaming floor and opened a new hotel.

–	Derby City Gaming Downtown: Opened in Louisville, Kentucky, on December 6, 2023.

–	Oak Grove: Delivered record net revenue and Adjusted EBITDA for a second year in a row.

–	Owensboro: Announced plans to invest approximately $100 million in a new HRM entertainment venue on the east side of Owensboro with an expected completion in the first quarter of 2025.

●	Virginia HRMs:

–	Southern Virginia—Rosie’s Gaming Emporium: Opened in Emporia, Virginia on September 26, 2023.

–

Northern Virginia—The Rose Gaming Resort (Dumfries): We continued construction of a $460 million gaming and entertainment resort and hotel in Dumfries, Virginia with a scheduled completion late in the third quarter of 2024.

TwinSpires Segment:

●	Adjusted EBITDA was $132.1 million, up $18.0 million or 16% from fiscal year 2022.

●	TwinSpires Horse Racing:

–

We launched a multi-year agreement with FanDuel to enable FanDuel to create a fully integrated and seamless wagering experience with a single wallet for their customers who want to bet on sports and horse racing with FanDuel.

–	We launched a multi-year agreement with DraftKings to provide ADW technology and other services.

●	Exacta: We completed the acquisition of Exacta, a leading provider of central determinate system technology in HRMs across the country.

●	Sports Betting: We opened seven retail sports books and monetized three of our Kentucky online sports betting licenses upon the authorization of sports betting in Kentucky.

2024 Proxy Statement	29

Compensation Discussion and Analysis

Gaming Segment

●	Adjusted EBITDA was a record $488.6 million, up $66.7 million or 16% from fiscal year 2022.

●	Terre Haute Casino Resort: We continued construction of a $290 million casino, hotel, and entertainment venue in Terre Haute, Indiana scheduled to open in the second quarter of 2024.

All Other

●	We closed the sale of our Arlington Heights, Illinois property to the Chicago Bears for $197.2 million on February 15, 2023.

●	We completed the offering of $600.0 million in 6.750% senior notes that mature in 2031.

●	We amended our senior secured credit agreement to increase the loans under the existing Term Loan A due 2027 by $500 million.

●	Effective May 22, 2023, the Company’s common stock was split two-for-one with a proportionate increase in the number of authorized shares of common stock.

●	In December 2023 we announced a repurchase of 1,000,000 shares of our common stock for $123.75 per share from an affiliate of The Duchossois Group, Inc. that closed on January 2, 2024.

The Company’s total shareholder return was 28% for 2023 compared to 26.5% for the Russell 1000 and 26.3% for the S&P 500. The Company’s five-year total shareholder return for 2023 was 237% compared to 106% for the Russell 1000 and 107% for the S&P 500. The preceding shareholder return calculations assume dividends are reinvested.

We delivered strong financial results in 2023 and remain committed to driving long-term sustainable growth. Our company generates strong cash flow and our balance sheet is solid and able to support our organic growth and strategic acquisitions that we believe will create long-term value for our shareholders.

Environmental, Social, and Governance

●

We expanded our ESG efforts including the ongoing promotion of responsible gaming; initiatives at our properties to lessen energy and water usage, to decrease carbon emissions, and to responsibly manage waste; increasing investments in the communities in which we operate and supporting our teams through educational and leadership development; and further diversification of our Board of Directors and increasing engagement with our shareholders.

●	We also continued our diversity, equity, and inclusion initiatives (DE&I) including the roll-out of our mission, vision, culture statement, and core values company-wide.

30	2024 Proxy Statement

Compensation Discussion and Analysis

Key 2023 Compensation Actions

●	The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Committee during 2023 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2023 Compensation Actions

Base Salary (Page 35)	• Competitive base salaries help attract and retain executive talent.	• Merit and market-based increases to each NEO and promotion-based increases to Mr. Blackwell and Ms. Adams for 2023.

Annual Cash Incentive (Page 36)

•  Focus executives on achieving annual financial and non-financial results that are considered key indicators of financial and operational performance.

•  Annual cash incentives are earned based on achievement of Adjusted EBITDA and other strategic, operational and financial measures.

•  Merit, market-based, and promotion-based increases to Mr. Blackwell’s and Ms. Adams’ annual cash incentive target opportunities for 2023, with the remaining NEOs’ target opportunities remaining the same as compared to 2022.

•  Annual cash incentive awards were earned at 122% of target due to strong Company and executive performance.

Long-Term Equity Incentive Compensation (Page 38)

•  2023 annual equity-based awards consist of PSUs and RSUs.

•  2023 PSUs vest based on achievement of 2-year Cumulative Adjusted EBITDA and 3-year Cumulative Cash Flow metrics that are considered key indicators of long-term performance, with vesting adjusted based on relative total shareholder return (“TSR”) performance to additionally incorporate a measure of shareholder value creation over the performance period.

•  RSUs provide focus on stock price growth and serve our talent retention objectives.

•  Merit and market-based increases to target value of equity awards for Mr. Carstanjen and Ms. Adams for 2023, with the remaining NEOs’ target opportunities remaining the same as compared to 2022.

•  The target value of the equity award mix is generally balanced between PSUs (50%) and RSUs (50%).

•  2023 PSUs are subject to a multi-year performance period and will be earned based on goals relating to Adjusted EBITDA (weighted 50%) measured over the 2023-2024 performance period and Cash Flow (weighted 50%) measured over the 2023-2025 performance period, with a relative TSR modifier of +/- 25% for TSR performance over the 2023-2025 performance period.

•  RSUs vest over three years in equal annual installments.

2024 Proxy Statement	31

Compensation Discussion and Analysis

Executive Compensation Philosophy and Core Principles

	What We Do		What We Don’t Do

✓	Generally Target Median Compensation Among Peer Group	×	No Employment Agreements

✓	Executive Stock Ownership Guidelines	×	No Re-pricing of SARs or Stock Options

✓	PSUs Vesting over Multi-year Performance Period	×	No Excessive Perquisites

✓	Capped Bonus Payments under EAIP	×	No Service Based Defined Benefit Pension Plans

✓	Capped PSU Vesting Levels	×	No Excise Tax Gross Ups upon Change in Control

✓	Payouts Tied to Individual and Company Performance, with Majority of Payout Determined by Pre-Established Formula and Goal

✓	Use of an Independent Compensation Consultant

✓	Anti-Hedging Policy, Applicable to Directors and Employees

✓	Annual Say-on-Pay Vote

The fundamental philosophy of the Committee is to provide an executive compensation program that links pay to business strategy and performance in a manner that is effective in attracting, motivating and retaining key executives while also aligning the interests of the executives with the interests of shareholders over the long-term. To that end, the Committee evaluates the pay practices of its peers and generally considers the median of the peer group. In order to continue to support the Company’s high-performance and entrepreneurial culture, the Company’s key principles underlying the executive compensation program are to:

●	Attract and retain executives with the skills and experience needed to successfully grow the Company and create value for shareholders;

●

Create an entrepreneurial culture and mindset by de-emphasizing fixed pay (primarily salary) and focusing a significant percentage of compensation on at-risk pay elements (annual and long-term incentives); and

●	Motivate and reward executives for achieving exceptional performance supportive of creating value for shareholders over the long-term.

The Committee will continue to evaluate its pay practices and, when it deems appropriate, adjust its pay practices to support these principles over time.

2023 “Say-on-Pay” Advisory Vote on Executive Compensation

The Committee monitors closely the results of the annual advisory “say-on-pay” vote and evaluates such results as one of the many factors considered in connection with the discharge of its responsibilities. In 2023, the Company provided shareholders a “say-on-pay” advisory vote on its executive compensation program, as disclosed in the Company’s 2023 proxy statement. At the 2023 annual meeting of shareholders, approximately 98% of the votes cast for the “say-on-pay” proposal were in favor of our executive compensation program. We believe that this result indicates significant shareholder support for our executive compensation program, and therefore made no changes to our executive compensation program as a result of this vote. At the Annual Meeting, we are again holding an advisory vote on executive compensation and will continue to engage with our shareholders as we constantly consider further improvements to our executive compensation program.

Role of Management and Independent Advisors

The Committee meetings are regularly attended by the CEO, the Senior Vice President of Human Resources, the Vice President of Human Resources, and the General Counsel. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the independent members of the Board.

The Committee also meets in executive session without any members of management, for the purpose of discussing and approving compensation for the CEO, as well as other topics. The CEO reviews the performance of, and makes

32	2024 Proxy Statement

Compensation Discussion and Analysis

recommendations to, the Committee regarding total compensation to be paid to the Company’s executive officers other than himself, including salary, annual bonus, and long-term incentive awards, as appropriate. Management also develops and presents to the Committee recommendations for the performance measures and targets to be used to evaluate annual performance incentives.

After the end of each fiscal year, the Committee conducts a review of the CEO’s performance. As part of this process, the CEO provides a written assessment of the Company’s performance. The Committee sets the compensation of the CEO in executive session after considering its assessment of the CEO’s performance, including due consideration of the CEO’s written assessment of the Company’s performance. Neither the CEO nor any other members of management are present during this session.

The Committee has sole discretion, at the Company’s expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Such advisors are engaged by, and report directly to, the Committee. Since March 2015, the Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The scope of the engagement of FW Cook includes:

●	Assisting the Chair of the Committee in establishing appropriate agendas for the Committee meetings;

●	Reviewing management reports and recommendations to the Committee related to executive compensation matters;

●	Attending Committee meetings and providing the Committee with input and advice based on the advisor’s broad experience with market practices, including a perspective regarding the competitive market;

●	Assisting with the review of pay and performance and the evaluation of payouts under the Company’s annual and long-term incentive programs;

●	Assisting with the review and evaluation of non-employee director compensation;

●	Assisting the Committee in identifying similarly-situated peer group companies;

●	Providing the Committee and management with data on market practices for executive pay;

●	On behalf of the Committee, assisting management with disclosures, including this CD&A;

●	Providing updates to the Committee regarding regulatory developments; and

●	Assisting the Committee in evaluating future equity grants and cash compensation for the NEOs, including the CEO.

FW Cook did not provide any services to the Company other than advising the Committee as provided above. The Committee assessed FW Cook’s independence considering the SEC requirements and NASDAQ listing standards and determined that FW Cook’s work did not raise any conflict of interest or independence concerns.

Factors Used to Evaluate Pay Decisions

The Company seeks to obtain and retain the services of executives who bring the skills, experience, and motivation deemed necessary to significantly expand the scope and scale of the Company’s operations. Therefore, compensation decisions for individual executives are made based on a balance of many subjective factors as evaluated by the CEO in the case of his direct reports (with Committee review and approval) and the Committee in the case of the CEO. These factors include:

●	The scope and responsibility of the executive’s position and the perceived level of contribution;

●	Internal comparisons among the executive’s peers at the Company;

●	Comparisons among the executive’s peers at the peer group companies, with a target of median among peers;

●	The recruitment and development of talent in a competitive market;

●	Target annual incentive opportunities based on the Company’s annual goals with regard to the executive’s position, as approved by the Committee; and

●	Long-term incentive opportunities driven by the perceived level of contribution expected of the executive toward achieving the Company’s growth objectives.

2024 Proxy Statement	33

Compensation Discussion and Analysis

Each element of compensation is evaluated independently based on the role of that component in achieving the Company’s overall compensation objectives, with an emphasis on long-term incentives and retention.

In making executive pay decisions, the Committee considers the advice and experience of FW Cook, its independent advisor, and the CEO to evaluate the reasonableness of executive pay. While the Committee considers input from its independent advisor and the CEO, all of the decisions with respect to the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and recommendations provided by management or its independent advisor. In addition, the CEO does not make recommendations with respect to his own compensation. The Committee determines pay levels and practices based on the talent needs of the organization as defined by our strategy of growing and diversifying revenues and with the guidance of the Committee’s independent advisor.

The Committee believes that it is important for the Company to provide a competitive compensation program and the Committee, with the assistance of the Committee’s independent advisor, conducts periodic reviews of compensation relative to similarly-situated businesses, which can lead to adjustments in compensation and program offerings. The compensation peer group was selected to represent a reasonable match to the Company in terms of size and business characteristics. The group consists of public, similarly sized gaming and entertainment companies, where the median net income and market capitalization approximate the Company’s net income and market capitalization. The Company periodically reviews the peer group and adjusts, as deemed necessary, for continued appropriateness as a market reference for informing executive compensation levels. The Company’s peer group for 2023 was as follows, which did not change as compared to the 2022 peer group:

Fiscal 2023 Peer Group

Aristocrat Leisure Limited (ALL)
Boyd Gaming Corporation (BYD)
Caesars Entertainment, Inc. (CZR) DraftKings Inc. (DKNG)
Flutter Entertainment PLC (FLTR)
Gaming and Leisure Properties Inc. (GLPI)
Madison Square Garden Entertainment Corp (MSGE)(1)
MGM Resorts International (MGM)
PENN Entertainment, Inc., Inc. (PENN)
Red Rock Resorts Inc. (RRR)
Light & Wonder, Inc. (LNW)
Wynn Resorts, Limited (WYNN)

(1)	Subsequent to its selection as part of the peer group, this entity spun-off Sphere Entertainment Co (SPHR) into a stand-alone public company, with Sphere becoming the relevant peer company.

Non-Disclosure of Certain Metrics and Targets

The Company believes in transparency and strives to disclose as much information to shareholders as possible except in situations where we believe that providing full, or even limited, disclosure would be detrimental to the interests of the Company and our shareholders. We believe certain disclosures could provide our competitors with insight regarding confidential business strategies without meaningfully adding to our shareholders’ understanding of the metric. Although we set compensation metrics and targets in advance of applicable performance periods, we do not disclose such metrics and targets in advance due to potential risk to the interests of the Company and our shareholders. We disclose such metrics and targets alongside actual performance in our annual filings following the completion of the applicable performance periods.

34	2024 Proxy Statement

Compensation Discussion and Analysis

Components of Compensation

During 2023, the Company used multiple components to provide an overall compensation and benefits package designed to attract and retain the needed level of executive talent for the Company and to incentivize their performance. The Committee believes that the goals that were set for the executives and executive compensation are aligned with the interests of our investors to support enhancing long-term shareholder value. The following table sets forth the principal compensation elements of the Company’s 2023 executive compensation program and how each element fits into the Company’s overall compensation program and is supportive of the Company’s executive compensation objectives.

Motivation
Element of Compensation	Attraction	Short-Term	Long-Term	Alignment with Stockholder Interests	Retention

Base Salary	✓	✓			✓

Annual Incentive Compensation	✓	✓		✓	✓

Long-Term Incentive Compensation	✓		✓	✓	✓

Base Salary

The Committee’s philosophy is that base salaries should meet the objectives of attracting and retaining the executive talent needed to grow the business and create shareholder value. Upon promotion or other adjustment of responsibilities, executives receive base pay increases that are intended to be commensurate with their new role or responsibilities, the pay levels for colleagues at similar levels in the organization and market pay practices, with increases thereafter based on an assessment of performance and the competitive market.

Peer group market analyses were performed for each of the NEO positions, generally targeting the median compensation levels among our peer group.

Based on the above considerations, the Committee set the following base salaries for the Company’s NEOs for 2023:

Name	Position	2022 Base Salary ($)(1)	2023 Base Salary ($)(2)(3)	Percent Increase

William C. Carstanjen	Chief Executive Officer	1,500,000	1,650,000	10%

William E. Mudd	President & COO	1,100,000	1,200,000	9%

Marcia A. Dall	EVP & CFO	850,000	892,500	5%

Bradley K. Blackwell	EVP & General Counsel	600,000	700,000	17%

Maureen Adams	EVP, Gaming Operations	575,000	625,000	9%

(1)	Annual rate of base compensation shown as of December 31, 2022.

(2)	Annual rate of base compensation shown as of December 31, 2023. Actual salaries paid in 2023 are shown in the 2023 Summary Compensation Table on page 44.

(3)

Peer group market analyses were performed by FW Cook for each of the NEO positions, and NEO base salary levels were adjusted after considering those analyses. Consistent with the Company’s compensation philosophy, adjustments were made with respect to each NEO to better position their base salary compared to the peer group. The base salary adjustments for Mr. Carstanjen and Mr. Mudd represent the first adjustment to each of their base salaries since 2019. The base salary adjustments for Mr. Blackwell and Ms. Adams also reflect consideration of their promotions to the Executive Vice President role and their responsibilities related thereto.

2024 Proxy Statement	35

Compensation Discussion and Analysis

Executive Annual Incentive Plan

Our executive annual incentive plan is designed to motivate and reward our NEOs for achieving annual performance objectives by tying the majority of the EAIP award to attainment of a pre-established financial goal. We believe this program supports our “pay-for-performance” culture. 75% of the target EAIP award is determined formulaically based on corporate Adjusted EBITDA performance, and the remaining 25% is based on a qualitative assessment of the attainment of other financial, strategic, operational and individual goals established by the Committee.

The Committee utilized Adjusted EBITDA as elements in both the Company’s EAIP and ELTI in recognition that Adjusted EBITDA is viewed as a core driver of the Company’s performance and shareholder value creation. In designing the Company’s executive compensation program, the Committee supplemented this measure with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and shareholder returns over both the short-term and long-term horizons.

Financial Component (75%)

As noted above, 75% of the target EAIP payout was determined formulaically based on achievement of the annual Adjusted EBITDA (as defined in in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the fiscal year ended December 31, 2023) target (the “Financial Component”). In February 2023, the Committee set an Adjusted EBITDA target of $1,042.6 million, which was substantially higher than the actual 2022 Adjusted EBITDA performance of $763.6 million. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that the targets would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2023. Consistent with the 2022 EAIP design, potential EAIP payouts for the Financial Component ranged from 0% to 200% (i.e., 0% to 150% of total target EAIP award) based on the achievement of the pre-established financial goal in accordance with the following table:

Percentage of Adjusted EBITDA Goal Achieved*	Percentage of Financial Component Awarded	Percentage of Total Target EAIP Award Awarded

Below 80%	0%	0%

80%	50%	37.5%

100%	100%	75%

110%	150%	112.5%

120%	200%	150%

*	Amounts in between based on interpolation between the points

In 2023, the actual Company performance was $1,023.9 million in Adjusted EBITDA, which was 98% of the target of $1,042.6 million. This performance resulted in a payout for each NEO at 95.5% of target for the Financial Component (i.e., 71.6% of the target EAIP award) as detailed below.

2023 Adjusted EBITDA Target (in millions)	2023 Actual Adjusted EBITDA (in millions)	Actual Performance as a percentage of Adjusted EBITDA Target	Percentage of Financial Component	Percentage of Total Target EAIP Award

$1,042.6	$1,023.9	98%	95.5%	71.6%

36	2024 Proxy Statement

Compensation Discussion and Analysis

Qualitative Component (25%)

Pursuant to the EAIP, the Committee established secondary performance goals for the Company and its executives to be used to determine the vesting of the qualitative component under the EAIP, weighted 25% (the “Qualitative Component”).

The Committee set performance goals for 2023, based upon a comprehensive assessment of the Company against its long-term strategic plan and its ability to achieve said goals with its current leadership team and key employees.

Individual performance by the NEOs (as measured by various factors, including, but not limited to, continued growth and diversification of the Company’s asset portfolio, customer and employee satisfaction, and the completion of certain specified legislative and regulatory outcomes), and business unit performance led by the Company’s key employees (as measured by, among other things, revenue performance) was also considered in evaluating the Company’s performance, and determining the level of compensation deemed necessary to incent and reward the NEOs and key employees to continue to drive growth. These goals relate to the Company’s overall financial goals, strategic goals, and business segment goals, respectively, with no specific weighting attributed to any one goal.

In evaluating 2023 performance, a few of the accomplishments that were considered to be significantly above target by the Committee included:

●

The completion of the acquisition of Exacta Systems, LLC in August 2023 for a purchase price of $250 million, which will provide the Company with the opportunity to realize additional synergies related to our HRM assets in Virginia.

●

Churchill Downs Racetrack: The completion of the First Turn Expansion prior to the 149th Kentucky Derby in May 2023 and the construction of the transformative Paddock redevelopment project which will be completed for the 150th Kentucky Derby in May 2024.

●	Derby City Gaming: The completion of the Derby City Gaming hotel in June 2023.

●	The completion and opening of Derby City Gaming Downtown, a new HRM facility located in downtown Louisville, Kentucky, in December 2023.

●	The completion and opening of a new Rosie’s Gaming Emporium, a HRM facility located in Emporia, Virginia, in September 2023.

●	The ongoing capital management execution enabling the Company to fund capital projects, grow dividends, and buy back shares while maintaining one of the strongest balance sheets in the industry.

●	The strengthening of relationships with investors and analysts that has created substantial support for long-term shareholder value creation.

●

The expansion of our ESG efforts including the ongoing promotion of responsible gaming; initiatives at our properties to lessen energy and water usage, to decrease carbon emissions, and to responsibly manage waste; increasing investments in the communities in which we operate and supporting our teams through educational and leadership development; and increasing engagement with our shareholders.

●	The ongoing strengthening of CDI’s leadership team and development of team members with varied backgrounds across the Company to support long-term sustainable business growth.

In determining the EAIP payouts for the Qualitative Component, the Compensation Committee exercises its discretion to determine whether to payout at, above, or below the target opportunities based upon its review of the outcomes evaluated against Company and individual performance. The individual Qualitative Component awards for each NEO was equal to 200% of target (50% of total target EAIP award) made pursuant to the EAIP in recognition of the NEOs’ respective roles in driving performance during the period ending December 31, 2023.

2024 Proxy Statement	37

Compensation Discussion and Analysis

Summary of 2023 EAIP Awards

As noted above, the Company set challenging goals for financial performance in 2023 and performed well. The NEOs were viewed by the Committee to be the primary parties responsible for the actual performance relative to the performance goals established with respect to 2023. The Committee, after considering the Company’s overall performance, awarded the NEOs the total EAIP awards equal to 122% of target as shown in the table below and in the 2023 Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award as a Percentage of Salary(1)	Target Incentive Award in ($)	Maximum Incentive Award as a Percentage of Salary	Maximum Incentive Award in ($)	Actual 2023 Incentive Award in ($)

William C. Carstanjen	175%	2,887,500	350%	5,775,000	3,511,979

William E. Mudd	125%	1,500,000	250%	3,000,000	1,824,405

Marcia A. Dall	110%	981,750	220%	1,963,500	1,194,073

Bradley K. Blackwell	100%	700,000	200%	1,400,000	851,389

Maureen Adams	90%	562,500	180%	1,125,000	684,152

(1)

Mr. Blackwell’s target incentive award as a percentage of salary was adjusted in 2023 from 85% to 100% and Ms. Adams’ target incentive award as a percentage of salary was adjusted in 2023 from 80% to 90%. Consistent with the Company’s compensation philosophy, adjustments were made to better position Mr. Blackwell’s and Ms. Adams’ target incentive compared to the peer group after consideration of the peer group compensation analysis performed by FW Cook. In addition, when evaluating the adjustments for Mr. Blackwell and Ms. Adams, the Committee also considered their individual performance and criticality to the Company as well as their promotions to the Executive Vice President role and their responsibilities related thereto.

Long-Term Incentives

The objective of the Company’s long-term incentive compensation program is to support the entrepreneurial mindset desired of management by the Board of Directors by providing an opportunity to earn significant equity in the Company for achieving significant performance improvements.

The Company maintains the ELTI, pursuant to which the NEOs may earn variable equity payouts based upon the Company achieving certain key performance metrics. The purpose of the ELTI is to provide participants with a long-term incentive program that is designed to be market-competitive and provides long-term incentives on a regular, predictable, and annual basis. Eligible participants (as determined by the Committee) may be members of the Company’s senior executive team and/or such other executives and key contributors as the Committee may designate from time to time. As and to the extent determined by the Committee as part of the annual compensation planning process for participants, the CEO will participate in the ELTI at a rate determined by the Committee. No individual will have an automatic right to participate in the ELTI.

The Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Committee’s practice is to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. A summary of the 2023 terms and applicable award opportunities, granted by the Committee to the NEOs, is provided below.

During the beginning of 2023, the CEO recommended employees (other than with respect to himself) to the Committee for participation in the ELTI for 2023 and their respective specific levels of proposed participation. Awards granted to eligible employees under the ELTI may be in the form of RSUs, PSUs, or both. To pursue the key objective of linking executive compensation with Company performance, the Committee generally aims to deliver at least 50% of the grant value of the 2023 awards as PSUs.

The Committee approved the 2023 RSU awards on February 15, 2023, and the PSU awards (for the 36-month performance period of January 1, 2023 through December 31, 2025) on March 9, 2023. The 2023 awards are as follows, with the share numbers reported below updated to reflect the stock split of the Common Stock that occurred in May 2023. The Committee

38	2024 Proxy Statement

Compensation Discussion and Analysis

approved target LTI awards for the NEOs as follows: Mr. Carstanjen, $6,800,328; Mr. Mudd, $3,000,718; Ms. Dall, $2,200,326; Mr. Blackwell, $1,100,164; and Ms. Adams, $1,100,164. Once the target LTI awards were established, the number of shares subject the 2023 RSU awards and the 2023 PSU awards was determined based on the closing stock price as of February 15, 2023 and based on an allocation of approximately 50% RSUs and 50% PSUs. The table below sets forth the number of shares subject to the RSUs and PSUs granted to each NEO, as well as the grant date fair value for accounting purposes. Because the accounting value for the PSUs is based on the Monte-Carlo simulation model, the grant date fair value of the PSUs for accounting purposes may differ from the target LTI award.

	RSUs		PSUs		Total
Executive Officer	#	$(1)	#	$(2)	#	$(3)

William C. Carstanjen	27,222	3,400,164	27,222	3,650,879	54,444	7,051,043

William E. Mudd	12,012	1,500,359	12,010	1,610,721	24,022	3,111,080

Marcia A. Dall	8,808	1,100,163	8,808	1,181,285	17,616	2,281,448

Bradley K. Blackwell	4,404	550,082	4,404	590,642	8,808	1,140,724

Maureen Adams	4,404	550,082	4,404	590,642	8,808	1,140,724

(1)

The grant date fair value of the time-vesting RSUs was calculated utilizing the closing price of the Company’s common stock as of February 15, 2023 multiplied by the total number of time-vesting RSUs granted.

(2)

The grant date fair value for the PSUs was calculated based on the probable achievement of the performance goals and a Monte-Carlo simulation model, which factors in the value of the relative TSR modifier (defined below) that is applied to the award before the share-based payment vests. The PSUs represent the target opportunity, and corresponding fair value, available to the grantees should the Company achieve the pre-determined performance metrics. Actual shares that vest pursuant to the PSUs may be more or less given the performance on the selected metrics discussed below.

(3)

While the accounting value increased year-over-year due to the impact of the Monte-Carlo simulation model, the target value of the long-term incentive awards for each NEO was consistent with the 2022 target values other than in the case of Mr. Carstanjen and Ms. Adams. With respect to Mr. Carstanjen and Ms. Adams, their 2023 target long-term incentive values increased as compared to the prior year after considering the peer group compensation analysis performed by FW Cook. Consistent with the Company’s compensation philosophy, adjustments were made to better position compensation levels compared to our peer group. In approving the NEOs’ long-term equity award levels, the Committee allocated a significant portion of their total target direct compensation increases to their target long-term equity award levels to be consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with shareholders’ interests through the risks and rewards of equity ownership.

With respect to the PSU awards in the table above, performance will be based on the following three performance measures during the 36-month period from January 1, 2023 through December 31, 2025 (the “Performance Period”):

1)

2-Year Cumulative Adjusted Earnings before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) (50% weight). Adjusted EBITDA measured during the two-year period beginning as of the start of the Performance Period relative to the pre-established goals set for such measurement period, will be derived from the Company’s consolidated financial statements with any necessary adjustments similar to those described further below;

2)

3-Year Cumulative Cash Flow Metric (“Cash Flow Metric”) (50% weight). Cumulative Cash Flow (i.e. the sum of the free cash flows from the annual periods ending December 31 of each of 2023, 2024, and 2025, respectively, where the Cash Flow Metric goals are set at the beginning of each of those three periods) will also be derived from the Company’s consolidated financial statements with any necessary adjustments similar to those described further below; and

3)

Relative Total Shareholder Return Modifier. The Company’s TSR modifier will be determined by ranking the return on the Company’s shares against those of the companies in the Russell 1000 index, in each case, over the Performance Period. The PSU awards determined by the Adjusted EBITDA and Cash Flow Metric performance goals described above will then be adjusted based on the Company’s relative TSR performance, by increasing the PSU awards by 25% if the Company’s TSR is in the top quartile of the Russell 1000 index, decreasing the PSU awards by 25% if the Company’s TSR is in the bottom quartile of the Russell 1000 index, and providing no change to the PSU awards if the Company’s TSR is in the middle two quartiles.

2024 Proxy Statement	39

Compensation Discussion and Analysis

The maximum number of PSUs that can be earned for the Performance Period is 250% of target, with payout for each performance measure determined by a payout curve, as achievement that lies between two goals will be interpolated. At the end of the Performance Period, the Committee will review performance achieved on each pre-established performance measure.

With respect to the RSU awards, the RSUs vest in one third (1/3) increments on each of December 31, 2023, December 31, 2024, and December 31, 2025 respectively, subject to the executive’s continued employment through the applicable vesting date or as otherwise provided for in the underlying award agreement.

With respect to the performance period and related PSU awards under the ELTI for January 1, 2021 through December 31, 2023, the actual performance was certified by the Committee at its February 2024 meeting (with a TSR at 29%, in the top 33% of the Russell 2000 over the performance period) as set forth below:

$ in Millions	Target	Maximum	Actual	% of Target	Projected Payout	Weighted Payout

3-year Cumulative Adjusted EBITDA:	$1,656.0	$1,987.2	$2,689.1	162.4%	200%	100%

3-year Cumulative Cash Flow Metric:	$1,002.8	$1,203.4	$1,580.4	157.6%	200%	100%

Total Weighted Payout:		200%

TSR Modifier:		100%

Target Multiplier:		200%

•	Adjusted EBITDA—as defined in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the fiscal year ended December 31, 2023.

	2021	2022	2023

Adj. EBITDA as reported in the 2023 Form 10-K	$627.0	$763.6	$1,023.9

Calder Land Sale Adjustment	N/A	$274.6	N/A

Adjusted EBITDA for Compensation Purposes ($ in millions)	$627.0	$1,038.2	$1,023.9

•

Cash Flow Metric—Our cash flow metric is defined as Cash Flows from Operating Activities and Discontinued Operations in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the fiscal year ended December 31, 2023, not including the impact from the change in restricted cash, plus distributions of capital from equity investments less capital maintenance expenditures.

$ in millions	2021	2022	2023

Cash Flow from Operating Activities	$459.5	$510.8	$605.3

Operating Activities of Discontinued Operations	$(124.0)	$26.0	$0.5

Capital Maintenance Expenditures	$(39.5)	$(50.2)	$(77.7)

Change in Restricted Cash	$(10.7)	$(10.6)	12.0	(1)

Calder Land Sale Adjustment	N/A	$279.0	N/A

Cash Flow Metric	$285.3	$755.0	$540.1

(1)	Change in Restricted Cash excludes receipt of proceeds from the pending United Tote Company equity transaction.

•

Total Shareholder Return—defined as the Company’s stock price as of the end of the measurement period, assuming reinvestment of dividends, divided by the Company’s stock price as of the beginning of the measurement period. The Company’s Total Shareholder Return for the period January 1, 2021 through December 31, 2023 was 29%.

40	2024 Proxy Statement

Compensation Discussion and Analysis

Based on the performance achievement as discussed above, the participating NEOs received PSUs as follows:

Name(1)	Target PSU Award	Target Multiplier	PSU Payout

William C. Carstanjen	28,992	200%	57,984

William E. Mudd	13,180	200%	26,360

Marcia A. Dall	6,590	200%	13,180

(1)	Mr. Blackwell and Ms. Adams each became an NEO after the 2021 ELTI awards were granted and, accordingly, did not receive a 2021 PSU award.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted minimum stock ownership guidelines for our executive officers. The principal objective of the guidelines is to enhance the linkage between the interests of shareholders and our executive officers by requiring a meaningful, minimum level of stock ownership. The current guidelines provide that, within five (5) years of becoming subject to the stock ownership guidelines, our CEO should own shares valued at an amount equal to at least six times (6x) his base salary, our President & COO should own shares valued at an amount equal to at least four times (4x) his base salary, and our other executive officers should own shares valued at an amount equal to at least three times (3x) the executive’s base salary. As of the Record Date, each NEO met or exceeded the guidelines or were within the five (5) year transition period.

Executive Officer	Ownership Guidelines	Met Guidelines

William C. Carstanjen	6x	✓

William E. Mudd	4x	✓

Marcia A. Dall	3x	✓

Bradley K. Blackwell	3x	✓

Maureen Adams	3x	Transition Period(1)

✓	=	Met guidelines.

(1)	Ms. Adams became an NEO in 2022 and will not be required to satisfy the Executive Stock Ownership Guidelines until July 2027.

Anti-Hedging Policy

Under the terms of the Company’s Statement of Company Insider Trading Policy, our directors, officers and other employees are prohibited from engaging in hedging and monetization transactions and transactions that involve exchange-traded options or short sales of the Company’s securities. Because hedging transactions might permit a director, officer or other employee to continue to own our securities without the full rewards and risks of ownership, such hedging transactions are prohibited.

Clawback Policy

Under the terms of the Company’s Policy on Recoupment of Incentive Compensation, the NEOs’ incentive compensation is subject to “clawback” in the event of a restatement of the Company’s financial statements due to material noncompliance, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Upon any such restatement, the amount to be recovered shall be the excess of the incentive-based compensation received by the NEO during the three fiscal years prior to the

2024 Proxy Statement	41

Compensation Discussion and Analysis

restatement based on the erroneous data and calculated without regard to any taxes paid or withheld, over the incentive-based compensation that would have been received by the NEO had it been calculated based on the restated financial information.

Deferred Compensation and Other Benefits

The Company’s philosophy is to provide retirement and savings benefits to executives which are commonly provided by other public companies. The benefits available to executives include:

401(k). The Company maintains the Churchill Downs Incorporated 401(k) Retirement Plan (the “401(k) Retirement Plan”), which is a profit sharing plan that is intended to be a qualified retirement plan under Section 401(a) of the Internal Revenue Code (the “Code”). The 401(k) Retirement Plan allows all employees who meet the eligibility requirements to become participants. Participants may make salary deferral contributions pursuant to Section 401(k) of the Code up to limits prescribed by the plan and the Code. The Company makes matching contributions with respect to such salary deferrals at a rate of 100% on the first 3% of compensation deferred and 50% on deferrals in excess of 3% of compensation deferred but no more than 5% of compensation deferred. Salary deferral contributions and matching contributions are fully vested at all times. Participants are allowed to direct investment of their accounts under the 401(k) Retirement Plan into as many as 27 investment options. All assets of the 401(k) Retirement Plan are held in a trust that is intended to be qualified under Section 501 of the Code.

Restricted Stock Unit Deferral Plan. The Company maintains the Churchill Downs Incorporated Restricted Stock Unit Deferral Plan (the “Deferral Plan”). Under the Deferral Plan, certain individual employees who are management or highly compensated employees of the Company may elect to defer settlement of RSUs granted to them pursuant to the 2016 Omnibus Stock Incentive Plan that are due to be earned and that would otherwise be settled with respect to a given year pursuant to the terms of an RSU agreement between the Company and such employees. The Company believes that the Deferral Plan further aligns with its overall compensation program objectives by aligning the long-term interests of participants and shareholders through the deferral of RSUs.

Please see the 2023 Nonqualified Deferred Compensation Table, on page 49, and the accompanying narrative below for further information regarding the Deferral Plan.

Allowances and Other Benefits. The Company’s standard, non-cash executive benefits are Company-paid premiums on executive term life insurance and an optional supplemental long-term disability income plan for each NEO. These plans provide benefits which are similar to those provided to eligible employees, but extend the benefit levels to reflect the income of the executive officers. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2023 Summary Compensation Table.

Post-Termination Arrangements. The Committee believes that arrangements that provide benefits upon termination or a change in control of the Company support the goals of attracting and retaining qualified executives. Such benefits include clarifying the terms of employment and reducing the risks to the executive where the executive believes that either the Company may undergo a merger or be acquired. In addition, the Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire the Company is made, in that each of the executives would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the best interests of the Company without regard to their personal financial interests. The Committee has adopted forms of Executive Change in Control, Severance and Indemnity Agreements (the “Change in Control Agreements”) applicable to the NEOs. The terms of the Change in Control Agreements were determined after considering market data and the input of the Committee’s independent compensation consultant at the time. The Change in Control Agreements provide, subject to the Company receiving a general release of claims from the executive, severance benefits in the event the executive’s employment is terminated (i) by the Company other than for “Cause” (as defined in the Change in Control Agreements) or due to “Disability” (as defined in the Change in Control Agreements) or death or (ii) by the executive for “Good Reason” (as defined in the Change in Control Agreement), with enhanced benefits for a termination in connection with a “Change in Control” (as defined in the Change in Control Agreement). All equity-based awards in effect at the time of termination for the aforementioned reasons will remain governed by the applicable plan or award agreement. The Change in Control Agreements do not provide for any tax gross-ups for excise taxes payable following a Change in Control.

42	2024 Proxy Statement

Compensation Discussion and Analysis

Please see the “Potential Payments Upon Termination or Change of Control” section for a summary of the severance benefits payable to the NEOs under their applicable Change in Control Agreements.

The Committee has reviewed and discussed the information appearing above under the heading “Compensation Discussion and Analysis” with management and, based on that review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Compensation Committee of the Board of Directors:

Daniel P. Harrington, Chair

Robert L. Fealy

Douglas C. Grissom

Paul C. Varga

R. Alex Rankin, ex officio

2024 Proxy Statement	43

2023 Summary Compensation Table

2023 SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation earned by our Chief Executive Officer, President & Chief Operating Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel and Executive Vice President, Gaming Operations (sometimes referred to in this proxy statement as the “Named Executive Officers” or “NEOs”) in 2023 and 2022 and, to the extent required by SEC disclosure rules, 2021.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

William C. Carstanjen Chief Executive Officer	2023	1,626,923	-0-	7,051,043	3,511,979	21,689	12,211,634
	2022	1,500,000	-0-	6,538,424	4,035,025	19,664	12,093,113
	2021	1,500,000	-0-	6,986,731	5,250,000	18,552	13,755,283

William E. Mudd President and Chief Operating Officer	2023	1,184,615	-0-	3,111,080	1,824,405	20,175	6,140,275
	2022	1,100,000	-0-	2,972,375	2,113,585	18,346	6,204,306
	2021	1,100,000	-0-	3,176,075	2,750,000	16,616	7,042,691

Marcia A. Dall Executive Vice President and Chief Financial Officer	2023	885,961	-0-	2,281,448	1,194,073	22,945	4,384,427
	2022	826,923	-0-	2,179,699	1,437,238	20,452	4,464,312
	2021	700,000	-0-	1,588,038	1,400,000	18,935	3,706,973

Bradley K. Blackwell(4) Executive Vice President and General Counsel	2023	684,615	-0-	1,140,724	851,389	18,746	2,695,474
	2022	584,615	-0-	1,089,960	783,948	16,904	2,475,427

Maureen Adams(4) Executive Vice President, Gaming Operations	2023	617,308	-0-	1,140,724	684,152	21,317	2,463,501
	2022	538,038	-0-	991,016	707,090	19,774	2,255,918

(1)

In accordance with the SEC executive compensation disclosure rules, the amounts shown in 2023 for stock awards represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), but disregarding the estimate of forfeitures, in connection with service-based RSUs and PSUs granted pursuant to the ELTI to each of our NEOs in 2023. The amounts included in the Stock Awards column for the PSUs granted during 2023 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2023 PSUs, the maximum value of such PSUs at the grant date would be as follows: Mr. Carstanjen—$8,205,391; Mr. Mudd—$3,620,114; Ms. Dall—$2,654,951; Mr. Blackwell—$1,327,476; and Ms. Adams—$1,327,476. See Note 11 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating the amounts reported for 2023.

(2)	Amounts in this column represent payments for performance under the EAIP. The NEOs received their 2023 EAIP awards in February 2024.

(3)

The table below shows the components of this column for 2023, which include the Company match for each individual’s defined contribution plan contributions, life insurance premiums, and supplemental long-term disability insurance premiums.

(4)	Mr. Blackwell and Ms. Adams each became an NEO in 2022.

44	2024 Proxy Statement

All Other Compensation for Fiscal Year Ended December 31, 2023

ALL OTHER COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2023

Name	Company Contributions Under Defined Contribution Plans(1) ($)	Life Insurance Premiums(2) ($)	Supplemental Long-Term Disability Insurance Premiums(3) ($)	Total All Other Compensation ($)

William C. Carstanjen	13,200	6,689	1,800	21,689

William E. Mudd	13,200	3,715	3,260	20,175

Marcia A. Dall	13,200	4,987	4,758	22,945

Bradley K. Blackwell	13,200	2,209	3,337	18,746

Maureen Adams	13,200	2,025	6,092	21,317

(1)	This amount consists of Company contributions to 401(k) plans.

(2)	The NEOs receive group life coverage equal to two times (2x) base salary with a $3 million maximum. The amounts in this column are the premiums for the NEOs’ coverage.

(3)

The NEOs receive long-term disability coverage equal to sixty percent (60%) of their base salary with a $10,000 per month maximum in the event of a long-term disability. The Company offers supplemental long-term disability income insurance to help fill the gap between the executive’s regular monthly net income and the amount that would be paid under the Company’s standard long-term disability insurance policy that is available to other salaried employees. The amounts in this column are the premiums for the NEOs’ supplemental coverage paid by the Company.

2024 Proxy Statement	45

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2023

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2023

The grants in the following table are generally described in the CD&A, beginning on page 28, and reflects the stock split of the Common Stock that occurred in May 2023.

		Estimated Future Payout under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)(4)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

William C. Carstanjen		1,082,813	2,887,500	5,775,000

	02/15/2023							27,222	3,400,164

	03/09/2023				10,208	27,222	68,055		3,650,879

William E. Mudd		562,500	1,500,000	3,000,000

	02/15/2023							12,012	1,500,359

	03/09/2023				4,504	12,010	30,025		1,610,721

Marcia A. Dall		368,156	981,750	1,963,500

	02/15/2023							8,808	1,100,163

	03/09/2023				3,303	8,808	22,020		1,181,285

Bradley K. Blackwell		262,500	700,000	1,400,000

	02/15/2023							4,404	550,082

	03/09/2023				1,652	4,404	11,010		590,642

Maureen Adams		210,938	562,500	1,125,000

	02/15/2023							4,404	550,082

	03/09/2023				1,652	4,404	11,010		590,642

(1)

Represents annual incentive bonus opportunities under the EAIP for each of the NEOs. See “Executive Annual Incentive Plan” beginning on page 37. Actual bonus payments for 2023 are listed under Non-Equity Incentive Plan Compensation in the 2023 Summary Compensation Table on page 45.

(2)

Represents the PSUs granted under the ELTI to each of the NEOs, which vest based on the Company’s performance with respect to Adjusted EBITDA for compensation purposes (measured over the 2023-2024 performance period) and a cash flow metric (measured over the 2023-2025 performance period). The vesting of these awards is also subject to a TSR modifier measured over the 2023-2025 performance period), which could increase or decrease the number of shares earned under an award by 25%, as more fully explained on pages 39-42.

(3)

Represents RSUs granted under the ELTI to each of the NEOs, which are scheduled to vest over three years in equal annual installments (on December 31, 2023, December 31, 2024, and December 31, 2025), subject generally to the NEO’s continued employment through the applicable vesting date.

(4)

The EAIP threshold represents a 50% payout of the pre-established financial performance goal, which constitutes 75% of the target EAIP payout, based upon achievement of the minimum annual Adjusted EBITDA target. The individual performance goal has a range of 0% to 200% payout depending on achievement of goals, which constitutes the remaining 25% of the total EAIP payout and is not included in the threshold.

46	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2023

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED DECEMBER 31, 2023

The following table provides information regarding unvested stock awards held by each of the NEOs on December 31, 2023, and reflects the stock split of the Common Stock that occurred in May 2023. As of such date, none of our NEOs held any outstanding option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

William C. Carstanjen	331,834	44,774,362	56,628	7,640,816

William E. Mudd	202,396	27,309,292	25,378	3,424,254

Marcia A. Dall	9,140	1,233,260	18,610	2,511,047

Bradley K. Blackwell	7,782	1,050,025	9,306	1,255,659

Maureen Adams	6,540	882,442	8,860	1,195,480

(1)

Represent awards under the ELTI consisting of RSUs and PSUs for continued employment periods from January 1, 2022 - December 31, 2025, including the 2018 PSUs granted to Messrs. Carstanjen and Mudd which remain subject to time-based vesting. The 331,834 RSUs for Mr. Carstanjen vest as follows: 151,942 on October 30, 2024; 18,876 on December 31, 2024; 151,942 on October 30, 2025; and 9,074 on December 31, 2025. The 202,396 RSUs for Mr. Mudd vest as follows: 94,966 on October 30, 2024; 8,460 units on December 31, 2024; 94,966 on October 30, 2025; and 4,004 on December 31, 2025. The 9,140 RSUs for Ms. Dall vest as follows: 6,204 on December 31, 2024; and 2,936 on December 31, 2025. The 7,782 RSUs for Mr. Blackwell vest as follows: 3,212 units on February 10, 2024; 1,468 units on December 31, 2024; 1,634 units on February 10, 2025; and 1,468 units on December 31, 2025. The 6,540 RSUs for Ms. Adams vest as follows: 2,118 units on February 10, 2024; 1,468 units on December 31, 2023; 1,486 units on February 10, 2025; and 1,468 on December 31, 2025.

(2)	Based on the December 29, 2023 closing price of CHDN of $134.93 per share.

(3)

Represent awards under the ELTI consisting of PSUs for certain performance periods from January 1, 2022 through December 31, 2025, which are subject to vesting upon meeting the performance criteria at the end of each applicable performance period. The 56,628 PSUs for Mr. Carstanjen are subject to vesting on the following dates: 29,406 units on December 31, 2024 and 27,222 units on December 31, 2025. The 25,378 PSUs for Mr. Mudd are subject to vesting on the following dates: 13,368 units on December 31, 2024 and 12,010 units on December 31, 2025. The 18,610 PSUs for Ms. Dall are subject to vesting on the following dates: 9,802 units on December 31, 2024 and 8,808 units on December 31, 2025. The 9,306 PSUs for Mr. Blackwell are subject to vesting on the following dates: 4,902 units on December 31, 2024 and 4,404 units on December 31, 2025. The 8,860 PSUs for Ms. Adams are subject to vesting on the following dates: 4,456 units on December 31, 2024 and 4,404 units on December 31, 2025. For purposes of this table, the PSUs are reported assuming target performance.

2024 Proxy Statement	47

Stock Vested for Fiscal Year Ended December 31, 2023

STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2023

The following table provides information concerning vesting of stock awards during 2023 for each of the NEOs. None of our NEOs held any stock options during 2023.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

William C. Carstanjen	228,802	$26,237,610	(1)

William E. Mudd	134,518	$15,371,671

Marcia A. Dall	21,750	$2,777,490

Bradley K. Blackwell	6,552	$816,444

Maureen Adams	4,148	$524,046

(1)

Pursuant to the Deferral Plan, Mr. Carstanjen deferred 10,410 shares on vesting, which are excluded from these amounts and reported in the table under the “Nonqualified Deferred Compensation Plan for Fiscal Year Ended December 31, 2023.”

(2)

The RSUs vested reflect the market value of the stock on the day the stock vested. The 2021 PSU awards were settled based upon the closing price of the Company’s common stock on February 8, 2024 ($123.00 per share) after certification by the Compensation Committee.

48	2024 Proxy Statement

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2023

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2023

The following table provides information regarding the deferred settlement of RSUs granted to certain NEOs pursuant to the 2016 Omnibus Stock Incentive Plan, in accordance with the Deferral Plan adopted by the Company, effective January 1, 2020 and compensation that had been previously deferred by the NEOs pursuant to the terms of the Company’s legacy nonqualified deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)(2)

William C. Carstanjen

Deferral Plan	1,358,161	-0-	1,756,237	-0-	9,472,200

Legacy Nonqualified Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-

William E. Mudd

Deferral Plan	-0-	-0-	-0-	-0-	-0-

Legacy Nonqualified Deferred Compensation Plan	-0-	-0-	149,123	-0-	1,077,361

Marcia A. Dall

Deferral Plan	-0-	-0-	228,188	-0-	1,054,293

Legacy Nonqualified Deferred Compensation Plan	-0-	-0-	45,523	-0-	340,724

Bradley K. Blackwell

Deferral Plan	-0-	-0-	-0-	-0-	-0-

Legacy Nonqualified Deferred Compensation Plan	-0-	-0-	17,241	-0-	97,239

Maureen Adams

Deferral Plan	-0-	-0-	-0-	-0-	-0-

Legacy Nonqualified Deferred Compensation Plan	-0-	-0-	6,501	-0-	71,568

(1)

Amounts in this column represent the market value of RSUs which vested on December 31, 2023 but were elected to be deferred under the Deferral Plan. For purposes of this disclosure, market value is determined using the December 29, 2023 closing price of CHDN of $134.93 per share.

(2)	Of the totals in this column, the following totals have been reported in the Summary Compensation Table for the previous three (3) years:

Name	2021 ($)	2022 ($)	2023 ($)(1)

William C. Carstanjen	2,808,791	2,474,923	1,358,161

William E. Mudd	-0-	-0-	-0-

Marcia A. Dall	312,541	275,432	-0-

Bradley K. Blackwell(2)	N/A	-0-	-0-

Maureen Adams(2)	N/A	-0-	-0-

(1)

Amounts in this column represent the market value of RSUs which vested on December 31, 2023 but were elected to be deferred under the Deferral Plan. For purposes of this disclosure, market value is determined using the December 29, 2023 closing price of CHDN of $134.93 per share. For 2022 and 2023, Mr. Carstanjen did not defer any of his RSUs.

(2)	Mr. Blackwell and Ms. Adams each became an NEO in 2022.

2024 Proxy Statement	49

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2023

Under the Deferral Plan, an account has been established and maintained for each participant, and each participant’s account has been credited with all RSUs and any applicable dividend equivalents allocated to such participant. A participant’s account under the Deferral Plan will be settled on the earlier of: (i) the participant’s separation from service with the Company or (ii) the date fixed in such participant’s plan participation agreement.

The Nonqualified Deferred Compensation table above shows information about the Company’s legacy nonqualified deferred compensation plan. In December 2019, this plan was frozen with respect to future contributions. Participants can elect to receive their deferred compensation balance (i) upon termination of employment through a lump sum payment or (ii) while employed by the Company provided that the initial distribution date is at least five (5) years from the initial participation date, in which case distributions may be made on a monthly basis or in a lump sum.

50	2024 Proxy Statement

Potential Payments Upon Termination or Change of Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment. None of our compensation arrangements with our NEOs provide for single trigger vesting or severance benefit upon a change in control (“CIC”) of the Company without a related or subsequent qualifying termination of employment. The amount of compensation payable to each NEO in each situation as of December 31, 2023 is listed in the table below.

Name	Cash Severance Payment ($)		Acceleration & Continuation of Equity Awards ($)(1)		Total Benefits ($)

William C. Carstanjen

Involuntary or good reason termination	11,971,134		48,643,884	(3)	60,615,018

Change in control without termination	-0-		-0-		-0-

Death or Disability	2,887,500	(2)	48,643,884	(4)	51,531,384

Involuntary or good reason termination within 2 years of a CIC	11,971,134		52,415,178	(5)	64,386,312

William E. Mudd

Involuntary or good reason termination	5,555,400		29,051,958	(3)	34,607,358

Change in control without termination	-0-		-0-		-0-

Death or Disability	1,500,000	(2)	29,051,958	(4)	30,551,958

Involuntary or good reason termination within 2 years of a CIC	6,905,400		30,733,546	(5)	37,638,946

Marcia A. Dall

Involuntary or good reason termination	2,812,710		2,475,156	(3)	5,287,866

Change in control without termination	-0-		-0-		-0-

Death or Disability	981,750	(2)	2,475,156	(4)	3,456,906

Involuntary or good reason termination within 2 years of a CIC	3,749,835		3,636,364	(5)	7,386,199

Bradley K. Blackwell

Involuntary or good reason termination	2,105,400		1,689,054	(3)	3,794,454

Change in control without termination	-0-		-0-		-0-

Death or Disability	700,000	(2)	1,689,054	(4)	2,389,054

Involuntary or good reason termination within 2 years of a CIC	2,805,400		2,305,684	(5)	5,111,084

Maureen Adams

Involuntary or good reason termination	1,783,939		1,481,351	(3)	3,265,290

Change in control without termination	-0-		-0-		-0-

Death or Disability	562,500	(2)	1,481,351	(4)	2,043,851

Involuntary or good reason termination within 2 years of a CIC	2,377,689		2,077,922	(5)	4,455,611

(1)

Represents the market value as of December 31, 2023 of stock awards accelerated or continued in each scenario. For purposes of this disclosure, market value is determined using the December 29, 2023 closing price of CHDN of $134.93 per share.

(2)	Represents the pro rata bonus for the year of death or disability based on the target bonus the executive was eligible to receive for that year.

2024 Proxy Statement	51

Potential Payments Upon Termination or Change of Control

(3)

Represents (i) continued vesting of all unvested RSUs as of the termination date, plus (ii) continued vesting of all PSUs based on performance through the entire performance period, pro-rated for the time the NEO was employed during that performance period. For purposes of this table, all PSUs values are based on target performance.

(4)

Represents (i) accelerated vesting of all unvested RSUs as of the termination date, plus (ii) continued vesting of all PSUs based on performance through the entire performance period, pro-rated for the time the NEO was employed during that performance period. For purposes of this table, all PSUs values are based on target performance.

(5)	Represents one hundred percent (100%) of all unvested RSU and PSU awards (based on to-date performance as of the termination date) granted under the 2016 Omnibus Stock Incentive Plan and the ELTI.

Non-Solicit Provisions

The NEOs each entered into an Executive Change in Control, Severance and Indemnity Agreement (the “Change in Control Agreements”) with the Company. Pursuant to each of these agreements, each NEO is subject to a two-year non-solicitation period after the termination of their employment with the Company for any reason, during which they may not solicit any employee of the Company to leave employment with the Company or solicit any customer of the Company for the purpose of engaging in business with them that competes with the business engaged in by the Company.

Severance Benefits

The Change in Control Agreements provide for the following principal severance provisions upon termination by the Company without cause or by the executive upon constructive termination or for good reason (as defined in each agreement):

Mr. Carstanjen and Mr. Mudd. The Change in Control Agreement executed by Mr. Carstanjen and Mr. Mudd in 2018 provides that, upon termination by the Company without cause or by the executive upon constructive termination or for good reason, the executive will be entitled to receive (a) an amount in cash equal to, in the case of Mr. Carstanjen, 2 times and, in the case of Mr. Mudd, 1.5 times the sum of (x) the executive’s annual base salary and (y) the amount of the executive’s annual target bonus for the year in which the executive was terminated, (b) a lump sum amount equal to the prorated in-cycle bonus of executive’s target bonus for the year in which the executive’s termination of employment occurs, (c) treatment of all equity-based awards per the terms of the applicable plan, award or agreement, and (d) a lump sum cash payment equal to the total premiums for medical, dental and vision benefits for a three-month period.

Ms. Dall, Mr. Blackwell and Ms. Adams. The Change in Control Agreement executed by Ms. Dall in 2020, and Mr. Blackwell and Ms. Adams in 2022, provides that, upon termination by the Company without cause or by the executive upon constructive termination or for good reason, the executive will be entitled to receive (a) an amount in cash equal to 1.5 times the sum of (x) the executive’s annual base salary and (y) the amount of the executive’s annual target bonus for the year in which the executive was terminated, (b) treatment of all equity-based awards per the terms of the applicable plan, award or agreement, and (c) a lump sum cash payment equal to the total premiums for medical, dental and vision benefits for a three-month period.

Change in Control Benefits. The current agreements for the NEOs also provide for the following change in control provisions: if the executive is terminated within two years following a change in control, the NEO will receive severance as provided above, except that the salary and bonus severance multiple shall in each case be 2x.

In the event that any payments to any of the NEOs are subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced to one dollar ($1) below the maximum amount of payments that will not be subject to such tax; provided, however, that the foregoing limitation shall not apply in the event the total payments to the NEO, on an after-tax basis, would exceed the after-tax benefits to the NEO if such limitation applied. The NEO shall bear the expense of any and all excise taxes due on any payments that are deemed to be “excess parachute payments” under Section 280G of the Code.

52	2024 Proxy Statement

Pay Ratio

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Carstanjen, our Chief Executive Officer. To understand this disclosure, we think it is important to give context to our operations. Our business is seasonal and relies heavily on seasonal, part-time and hourly workers. In addition, our gaming business operation also employs many part time hourly employees. In total, approximately 77.49% of our workforce consists of hourly employees.

We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary among employees based on position and geographic location.

Identification of Median Employee

For 2023, we elected to use December 31, 2023 as the date on which to determine our median employee. This date was chosen because it followed the closing and administrative processing of the 2023 fall race meet at Churchill Downs Racetrack, so seasonal employees utilized only during the race meet (i.e., not during the majority of the year) and not viewed as representative of our general employee base were no longer on the payroll. As of December 31, 2023, we had approximately 8,630 employees. For purposes of identifying the median employee, we ran a report for all year-to-date taxable compensation for employees as of the selection date, and sorted by the total compensation.

Using this methodology, we determined our median employee was a full-time, hourly employee with an annual total compensation of $25,898. We used base cash compensation as our compensation measure as it is the principal form of compensation delivered to all of our employees and annualized compensation for full-time and part-time employees hired during 2023 who did not work an entire year. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.

Ratio (2023)

Median Annual Total Compensation (excluding CEO)	$25,896

CEO Annual Total Compensation	$12,211,634

Pay Ratio	472 to 1

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

2024 Proxy Statement	53

Pay Versus Performance

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO
NEOs, as noted below. “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs which remain subject to forfeiture if the vesting conditions are not satisfied.

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income (Loss) (in millions) ($)	Adjusted EBITDA (in millions) (6)
					Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)

2023	12,211,634	27,983,078	3,920,919	6,776,749	199.12	114.12	417.3	1,023.9

2022	12,093,113	6,375,065	3,849,991	2,722,507	155.52	82.47	439.4	763.6

2021	13,755,283	43,164,399	4,490,694	10,733,870	176.65	115.26	249.1	627.0

2020	10,491,139	40,031,657	3,304,200	9,720,189	142.44	118.67	(81.9)	286.5

(1)	Mr. Carstanjen served as the Company’s PEO for the entirety of 2020, 2021, 2022, and 2023 and the Company’s other NEOs for the applicable years were as follows:

–	2023: William E. Mudd; Marcia A. Dall; Bradley K. Blackwell; and Maureen Adams
–	2022: William E. Mudd; Marcia A. Dall; Bradley K. Blackwell; and Maureen Adams
–	2021: William E. Mudd; Marcia A. Dall; and Austin Miller
–	2020: William E. Mudd; Marcia A. Dall; and Austin Miller

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Carstanjen and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than Mr. Carstanjen.

(3)
To calculate “Compensation Actually Paid” under SEC disclosure rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. Reconciliations of the adjustments for Mr. Carstanjen and for the average of the other NEOs are set forth in the tables below. Based on the required methodology for calculating “Compensation Actually Paid” under SEC disclosure rules, “Compensation Actually Paid” fluctuates most significantly based on changes in the Company’s stock price during the vesting period of the award. Accordingly, the values shown as “Compensation Actually Paid” reflect the increase or decrease in the value of such equity awards based on our stock price performance and, for the years prior to vesting, do not reflect compensation actually realized or earned by the NEO. Accordingly, the “Compensation Actually Paid” reflected below includes values for equity awards that may not be earned due to failure to satisfy the vesting conditions or may be earned at levels that differ from the amounts reported below based on the stock price as of the vesting date. The assumptions used to calculate the fair value for purposes of determining the “Compensation Actually Paid” are consistent with the methodology used for calculating the grant date fair value for financial reporting purposes and, in the case of PSUs, are valued based on the probable achievement of the performance condition as of the applicable measurement date or, upon vesting, based on actual achievement.

54	2024 Proxy Statement

Pay Versus Performance

	PEO ($)				Other NEOs Average ($)
	2023	2022	2021	2020	2023	2022	2021	2020

Summary Compensation Table - Total Compensation	12,211,634	12,093,113	13,755,283	10,491,139	3,920,919	3,849,991	4,490,694	3,304,200

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(7,051,043)	(6,538,424)	(6,986,731)	(7,057,084)	(1,918,494)	(1,808,263)	(1,976,295)	(1,889,018)

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	6,494,124	5,487,230	6,418,135	7,375,924	1,766,952	1,352,052	1,598,600	1,737,326

+/- Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	9,671,750	(7,286,930)	20,661,694	21,626,016	1,711,587	(1,149,343)	4,333,577	4,607,234

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	1,227,821	1,039,698	1,257,372	1,341,294	334,085	204,821	355,672	359,033

+/- Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	5,428,792	1,580,378	8,058,646	6,254,368	961,700	273,249	1,931,622	1,601,414

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

= Compensation Actually Paid	27,983,078	6,375,065	43,164,399	40,031,657	6,776,749	2,722,507	10,733,870	9,720,189

(4)	Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The TSR Peer Group consists of the following peer group, which represents the same peer group used for our competitive compensation analysis, as described in “Factors Used to Evaluate Pay Decisions” in the CD&A.

–
For 2021, 2022, and 2023, the peer group included Aristocrat Leisure Limited (ALL); Boyd Gaming Corporation (BYD); Caesars Entertainment, Inc. (CZR); DraftKings Inc. (DKNG); Flutter Entertainment PLC (FLTR); Gaming and Leisure Properties Inc. (GLPI); Madison Square Garden Entertainment Corp (MSGE) (for 2023, subsequent to its selection as part of the peer group, this entity spun-off Sphere Entertainment Co (SPHR) into a stand-alone public company, with Sphere becoming the relevant peer company); MGM Resorts International (MGM); PENN Entertainment, Inc. (PENN); Red Rock Resorts Inc. (RRR); Light & Wonder, Inc. (LNW); and Wynn Resorts, Limited (WYNN).

–
For 2020, the peer group included: Aristocrat Leisure Limited (ALL); Boyd Gaming Corporation (BYD); Caesars Entertainment Corp. (CZR); Eldorado Resorts Inc. (ERI); Flutter Entertainment PLC (FLTR); Gaming and Leisure Properties Inc. (GLPI); Madison Square Garden Company (MSG); MGM Resorts International (MGM); PENN National Gaming, Inc. (PENN); Red Rock Resorts Inc. (RRR); Scientific Games Corp (SGMS); and Wynn Resorts, Limited (WYNN). The TSR reflected for the TSR Peer Group for 2020 does not include returns for ERI or MSG due to trading information not being available for such companies after each ticker symbol no longer being traded.

2024 Proxy Statement	55

Pay Versus Performance

(6)
As noted in the CD&A, Adjusted EBITDA is viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, the Compensation Committee utilized Adjusted EBITDA as elements in both the Company’s Executive Annual Incentive Plan and Executive Long-Term Incentive Plan. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as further adjusted as described in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form
10-K
for the year ended December 31, 2023.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the multi-year cumulative period are reflective of the Compensation Committee’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our annual incentive program and PSU awards, including our Adjusted EBITDA performance.
Because of the focus of our executive compensation program towards long-term incentives through grants of PSUs and RSUs, the “Compensation Actually Paid” is most significantly impacted by changes in our stock price over the vesting period of the awards. In addition, this Pay Versus Performance disclosure is significantly impacted by the
7-Year
Grants (as defined below). As further described in the Company’s Definitive Proxy Statement, filed with the SEC on March 13, 2019, on October 30, 2018, the Compensation Committee granted special, meaningful, stock unit awards (the
“7-Year
Grants”) to Messrs. Carstanjen and Mudd in the form of PSUs and RSUs. The
7-Year
Grants were awarded to Messrs. Carstanjen and Mudd in recognition of the leadership and unique skills of these executives and to strengthen the retentive aspect of the Company’s executive compensation program in light of the expectation that there would be increased solicitation of Messrs. Carstanjen and Mudd for alternative employment opportunities. The
7-Year
Grants were designed around three key elements: (1) inclusion of robust performance goals designed to reinforce the Company’s pay for performance philosophy, with no payout under the PSUs unless the Company’s TSR outperformed the median of the Russell 2000; (2) linkage to the Company’s share price appreciation and shareholder interests through a stock-settled award with 67% of the PSUs vesting based on our relative TSR performance and the value of the award subject to continued fluctuations in the Company’s stock price over the
7-year
vesting period; and (3) appropriate leverage to provide a meaningful compensation opportunity while not promoting excessive risk-taking. Because the
7-Year
Grants are not eligible for full vesting until the seventh anniversary of the grant date, the Pay Versus Performance disclosure will be impacted by stock price fluctuations over the course of the term of the award.
Sixty-seven percent (67%) of the
7-Year
Grants were in the form of PSUs, with vesting based on the Company’s relative TSR performance versus the Russell 2000 over the three-year performance period (October 30, 2018 through October 29, 2021) and vesting occurring thereafter in twenty-five percent (25%) annual increments over four years based on the executive’s continued service through such date, beginning on the fourth anniversary of the grant date, totaling seven years to be fully vested.
The relationship between compensation paid and the pay of our NEOs is further explained below:

●
Relationship Between “Compensation Actually Paid” to the PEO and Average Other NEOs and the Company’s Cumulative TSR—
As calculated in accordance with the SEC disclosure rules, Mr. Carstanjen’s “Compensation Actually Paid” was impacted by the effect of the increase in 2020, 2021, and 2023, and the slight decline in 2022, in the Company’s stock price on Mr. Carstanjen’s
7-Year
Grant. Similarly, the other NEOs’ “Compensation Actually Paid” was impacted primarily by the effect of the change in stock price on Mr. Mudd’s
7-Year
Grant. This relationship is further illustrated in the following chart which shows the alignment between our “Compensation Actually Paid” and TSR performance.

56	2024 Proxy Statement

Pay Versus Performance

●
Relationship Between “Compensation Actually Paid” to the PEO and Average Other NEOs and the Company’s Net Income and Adjusted EBITDA—
The “Compensation Actually Paid” to our NEOs is impacted by net income through the use of Adjusted EBITDA as a component in both the Company’s Executive Annual Incentive Plan and Executive Long- Term Incentive Plan. The relationship between “Compensation Actually Paid” and the Company’s net income and Adjusted EBITDA performance is further illustrated in the following chart:

2024 Proxy Statement	57

Pay Versus Performance

●
Relationship Between the Company’s TSR and the Peer Group TSR—
Over the 2020 to 2023 time period, the Company’s TSR has consistently outperformed the Peer Group TSR each year, as illustrated in the following chart:

Financial Performance Measures
As described in greater detail in the CD&A, our approach to executive compensation is designed to (i) attract and retain executives with the skills and experience needed to successfully grow the Company and create value for shareholders; (ii) create an entrepreneurial culture and mindset by de-emphasizing
fixed pay (primarily salary) and focusing a significant percentage of compensation on at-risk
pay elements (annual and long-term incentives); and (iii) motivate and reward executives for achieving exceptional performance supportive of creating value for shareholders over the long-term. Because of the focus of our executive compensation program towards long-term incentives through grants of PSUs and RSUs, our executive compensation program is designed to be strongly aligned with the interests of our shareholders and our executive compensation program is most significantly impacted by changes in our stock price.

58	2024 Proxy Statement

Pay Versus Performance

Our executive compensation program is also designed so that compensation is tied to our performance against pre-established
financial measures. The most important financial measures used by the Company to link “Compensation Actually Paid” (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

●	Adjusted EBITDA

●	Multi-Year Cumulative Adjusted EBITDA

●	3-Year Cumulative Cash Flow

●	Multi-Year Relative Total Shareholder Return

2024 Proxy Statement	59

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders(2)	1,266,742	(3)(4)	-0-	3,214,565	(5)

Equity compensation plans not approved by security holders	-0-		-0-	-0-

Total	1,266,742		-0-	3,214,565

(1)

This table provides information, as of December 31, 2023, about CHDN Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance.

(2)

The equity compensation plans of the Company which have been approved by the shareholders of the Company and pursuant to which equity securities are authorized for issuance are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”) and the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (“2016 Plan”).

(3)

Includes 129,282 PSUs and 685,474 RSUs (including the 2018 PSUs granted to Messrs. Carstanjen and Mudd which remain subject to time-based vesting) that were outstanding on December 31, 2023 under the 2016 Plan. For purposes of this table, we have included the number of shares issuable under outstanding PSUs assuming performance targets are achieved. Please see the CD&A for further information regarding the 2023 PSUs, including performance metrics applicable to such awards.

(4)

Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company’s securities to be issued upon exercise existed at December 31, 2023 and, therefore, none are included in this total for the Stock Purchase Plan.

(5)

Of this total, as of December 31, 2023, 1,038,892 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan and 2,175,673 shares of Common Stock of the Company remained available for future issuance under the 2016 Plan. Stock awards under the 2016 Plan will be counted against the maximum number of shares as to which stock awards may be granted on a ratio of 1-to-1.

60	2024 Proxy Statement

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted written policies and procedures for identifying and approving or ratifying related person transactions. The policies and procedures cover all related person transactions required to be disclosed under Item 404 (a) of Regulation S-K. The Audit Committee is responsible for applying the policies and procedures. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

Directors of the Company may from time to time own or have interests in horses racing at the Company’s tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Horse Racing Commission, the Louisiana State Racing Commission, the Ohio State Racing Commission, the Maryland Racing Commission, the Virginia Racing Commission, and the Pennsylvania State Horse Racing Commission, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races.

In its ordinary course of business, the Company may enter into transactions with certain of its officers and directors for the sale of personal seat licenses and suite accommodations at its racetracks, and tickets for its live racing events. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with a third party and no such person received any extra or special benefit in connection with such transactions.

On December 18, 2023, the Company entered into an agreement with CDI Holdings, LLC, an affiliate of The Duchossois Group, Inc. (“TDG”) to repurchase 1,000,000 shares of the Company’s Common Stock from TDG in a privately negotiated transaction at a price per share equal to $123.75, for an aggregate purchase price of $123.75 million. The transaction was closed on January 2, 2024.

Other than as described above, since January 1, 2023, no transaction was identified as a related party transaction.

2024 Proxy Statement	61

Delinquent Section 16(a) Reports

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock file certain reports with the SEC with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on our review of the forms filed with the SEC or written representations from certain reporting persons received by us, we believe that our directors, officers and persons who own more than ten percent (10%) of the Company’s Common Stock have complied with all applicable filing requirements.

62	2024 Proxy Statement

Multiple Shareholders Sharing the Same Address

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Notice addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

At this time, one or more brokers with accountholders who are Company shareholders will be “householding” our proxy materials. A single Proxy Statement or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement or Notice, please notify your broker. You may direct your written request for a copy of the Proxy Statement or Notice to Churchill Downs Incorporated, Attn: Joseph Quinn, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, or at (502) 636-4400. If your broker is not currently “householding” (i.e., you received multiple copies of the Company’s Proxy Statement or Notice), and you would like to request delivery of a single copy, you should contact your broker.

2024 Proxy Statement	63

Proposals by Shareholders

PROPOSALS BY SHAREHOLDERS

Any shareholder proposal that may be included in the Board of Directors’ Proxy Statement and proxy for presentation at the annual meeting of shareholders to be held in 2025 must be received by the Company at the principal executive office at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, Attention of the Secretary, no later than November 14, 2024. Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2025 annual meeting of shareholders, but not included in the Proxy Statement, must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2025 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than January 23, 2025, and no sooner than December 24, 2024 and otherwise comply with the requirements set forth in the Company’s Amended and Restated Bylaws. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting. In addition to satisfying the foregoing requirements under the Company’s Amended and Restated Bylaws, shareholders who intend to solicit proxies in support of director nominees other than the management’s nominees at the Company’s 2025 annual meeting of shareholders must provide notice that sets forth the information required by Rule14a-19 under the Exchange Act no later than February 24, 2025.

By Order of the Board of Directors

R. ALEX RANKIN
Chairman
BRADLEY K. BLACKWELL
Executive Vice President and
General Counsel,
Secretary

Louisville, Kentucky

March 14, 2024

PLEASE VOTE BY TELEPHONE OR OVER THE INTERNET

IF YOU CANNOT ATTEND VIRTUALLY

64	2024 Proxy Statement

Appendix A

APPENDIX A

Reconciliation of Comprehensive Income to Adjusted EBITDA:

	Years Ended December 31,		Change
(in millions)	2023	2022

Net income and comprehensive income	$417.3	$439.4	$(22.1)

Additions:

Depreciation and amortization	169.0	113.7	55.3

Interest expense	268.4	147.3	121.1

Income tax provision	144.5	169.4	(24.9)

EBITDA	$999.2	$869.8	$129.4

Adjustments to EBITDA:

Stock-based compensation expense	$32.9	$31.8	$1.1

Legal reserves	(1.2)	3.8	(5.0)

Pre-opening expense	18.6	13.2	5.4

Arlington exit costs	9.4	5.7	3.7

Other expense, net	7.0	1.7	5.3

Transaction expense, net	4.8	42.1	(37.3)

Asset impairments	24.6	38.3	(13.7)

Other income, expense:

Interest, depreciation and amortization expense related to equity investments	40.2	42.8	(2.6)

Changes in fair value of Rivers Des Plaines’ interest rate swaps	—	(12.6)	12.6

Rivers Des Plaines’ legal reserves and transactions costs	—	0.6	(0.6)

Other charges and recoveries, net	2.4	1.0	1.4

Gain on the sale of assets	(114.0)	(274.6)	160.6

Total adjustments to EBITDA	24.7	(106.2)	130.9

Adjusted EBITDA	$1,023.9	$763.6	$260.3

2024 Proxy Statement	A-1

Appendix A

(in millions)	Year Ended December 31, 2018

Comprehensive income	$353.2

Foreign currency translation, net of tax	(0.6)

Net change in pension benefits, net of tax	0.2

Net income	352.8

Income from discontinued operations, net of tax	(170.2)

Income from continuing operations, net of tax	182.6

Additions - continuing operations:

Depreciation and amortization	63.6

Interest expense	40.1

Income tax (benefit) provision	51.3

EBITDA	$337.6

Adjustments to EBITDA - continuing operations:

Selling, general and administrative:

Stock-based compensation expense	17.7

Other charges	(0.6)

Pre-opening expense	4.8

Other income, expense:	—

Interest, depreciation and amortization expense related to equity investments	13.9

Other charges and recoveries, net	—

Impairment of tangible and other intangible assets	—

Gain on sale of investment	(54.9)

Transaction expense, net	10.3

Total adjustments to EBITDA	(8.8)

Adjusted EBITDA	$328.8

A-2	2024 Proxy Statement

Mediant P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/CHDN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-284-6863 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Churchill Downs Incorporated
Annual Meeting of Stockholders For Stockholders of record as of March 1, 2024

DATE:	Tuesday, April 23, 2024
TIME:	9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/CHDN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Douglas C. Grissom and Daniel P. Harrington (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Churchill Downs Incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Churchill Downs Incorporated

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Class I Directors
		FOR	WITHHOLD

	1.01 William C. Carstanjen	☐	☐		FOR

	1.02 Karole F. Lloyd	☐	☐		FOR

	1.03 Paul C. Varga	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.	☐	☐	☐	FOR

3.	To approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in the proxy statement.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/CHDN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date